SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)           November 22, 2005
                                                     --------------------------


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
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               (Exact Name of Registrant as Specified in Charter)


       New York                    1-4858                     13-1432060
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(State or Other Jurisdiction    (Commission                (I.R.S. Employer
  of Incorporation)              File Number)               Identification No.)


521 West 57th Street, New York, N                                     10019
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(Address of Principal Executive O                                   (Zip Code)


Registrant's telephone number, including area code           (212) 765-5500
                                                           --------------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

     On November 23, 2005, International Flavors & Fragrances Inc., a New York corporation (the "Company"), International Flavors & Fragrances (Luxembourg) S.a.r.l., a Luxembourg corporation ("IFF Lux"), and certain of the Company's subsidiaries (the "Subsidiaries" and together with the Company and IFF Lux, the "Company Parties") entered into a multi-currency revolving credit facility agreement (the "Facility Agreement") among the Company Parties, the banks named therein, including Citigroup Global Markets Limited, Fortis Bank S.A./N.V, Bank of America N.A., Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, ING Bank N.V., JP Morgan Chase and Wachovia Bank, National Association, as mandated lead arrangers, and Citibank International PLC, as Facility Agent.

     The Facility Agreement provides for a dual tranche, five-year US $350,000,000 ("Tranche A") and Euro 400,000,0000 ("Tranche B") multi-currency revolving credit facility, which replaces the Terminated Agreements referred to in Item 1.02 below. Tranche A is available to the Company for general corporate purposes, for repayment of outstanding amounts under the September 2001 Agreement referred to in Item 1.02, and for commercial paper backstop purposes, and Tranche B is available to IFF Lux and the Subsidiaries for general corporate purposes and for repayment of outstanding amounts under the July 2002 Agreement referred to in Item 1.02. Borrowings under the Facility Agreement bear interest at an annual rate of LIBOR (or in relation to any loan in Euro, EURIBOR) plus a margin of 20 basis points linked to a ratings grid.

     The Company has guaranteed the obligations of its respective subsidiaries under the Facility Agreement.

     IFF Lux may approach the lenders prior to each of November 22, 2006 and November 22, 2007 to request the extension of the Facility Agreement for up to an aggregate of two additional years.

     The Facility Agreement contains various affirmative and negative covenants customary in a facility of this type, including a covenant requiring the Company to maintain, at the end of each fiscal quarter, a ratio of net debt for borrowed money to EBITDA in respect of the previous 12-month period of not more than 3.25 to 1.

     The Company is required to pay a commitment fee payable quarterly in arrears of 30% of the margin per annum on the aggregate unused and uncanceled commitments under the Facility Agreement. An additional utilization fee of 2.5 basis points is payable if such outstanding amounts exceed 50% of the aggregate commitments under the Facility Agreement.

     Unless extended, the Facility Agreement will expire on November 22, 2010, at which time all outstanding amounts under the Facility Agreement will be due and payable. In the event of an event of default, the lenders may terminate the Facility Agreement and declare any principal amount then outstanding and all accrued interest, fees and other amounts payable under the Facility Agreement to be immediately due and payable. Defaults under the Facility Agreement which could result in the acceleration by the lenders of the obligations of the Company Parties include a change of control of the Company (as defined in the

Facility Agreement) and certain acquisitions made in contemplation of a merger where as a direct result of the acquisition, the public debt rating of the Company quoted by Moody's or S&P (including any change in terms of its outlook) is a lower rating than its public debt rating immediately prior to such acquisition.

     Some of the lenders under the Facility Agreement and their affiliates have various relationships with the Company, IFF Lux and the Subsidiaries involving the provision of financial services, including cash management, investment banking and trust services.

Item 1.02.        Termination of a Material Definitive Agreement

     Concurrently with the effectiveness of the Facility Agreement  described in
Item 1.01 above, the Company terminated its US $300,000,000 revolving credit facility dated September 26, 2001 (the "September 2001 Agreement") by the Company, certain initial lenders named therein, Citibank N.A., as Administrative Agent, and Salomon Smith Barney Inc., as Arranger.

     Concurrently with the effectiveness of the Facility Agreement  described in
Item 1.01 above, IFF Lux, terminated its Euro 350,000,000 revolving credit facility dated July 19, 2002 (the "July 2002 Agreement") by IFF Lux, the banks named therein, ABN AMRO Bank NV and Barclays Capital, as Mandated Lead
Arrangers, and Barclays Bank PLC, as Facility Agent. The September 2001 Agreement and the July 2002 Agreement are referred to herein together as the "Terminated Agreements".

     The commitment of the lenders under the Terminated Agreements to make loans was scheduled to expire on September 26, 2006 under the September 2001 Agreement and on July 19, 2007 under the July 2002 Agreement. The Company did not incur any material termination penalties to exit the agreements.

     Borrowings under the September 2001 Agreement bore interest at LIBOR plus a margin linked to a price grid, and borrowings under the July 2002 Agreement bore interest at EURIBOR plus a margin linked to a price grid. The interest rates were subject to change from time-to-time based on the rating for any class of non-credit enhanced long-term senior unsecured debt issued by the Company. There are no outstanding amounts being transferred to the new facility and there are no material changes in terms under the new agreements.

     The Terminated Agreements contained customary representations, warranties, covenants and events of default.

     Some of the lenders under the Terminated Agreements and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking and trust services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(c)      Exhibits
         Exhibit No.    Document
         ----------     --------------------------------------

          4.1 Multi-Currency Revolving Facility Agreement, dated November 22, 2005, among International Flavors & Fragrances Inc., International Flavors & Fragrances (Luxembourg) S.a.r.l., certain subsidiaries, the banks named therein, including Citigroup Global Markets Limited, Fortis Bank S.A./N.V, Bank of America N.A., Bank of Tokyo-Mitsubishi Trust Company, BNP Paribas, ING Bank N.V., JP Morgan Chase and Wachovia Bank, National Association, as mandated lead arrangers, and Citibank International PLC, as Facility Agent.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERNATIONAL FLAVORS & FRAGRANCES INC.


Dated:  November 28, 2005             By:  /s/ Douglas J. Wetmore
                                      ------------------------------------------
                                       Name:      Douglas J. Wetmore
                                       Title:     Senior Vice President and
                                                  Chief Financial Officer

                              23 November 2005


             INTERNATIONAL FLAVORS & FRAGRANCES S.A.R.L.



                                   AND OTHERS

                                  as Borrowers

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                             as Guarantor and Parent

                        CITIGROUP GLOBAL MARKETS LIMITED
                              FORTIS BANK S.A./N.V.
                              BANK OF AMERICA, N.A.
                            BANK OF TOKYO-MITSUBISHI
                                   BNP PARIBAS
                                  ING BANK N.V.
                           J.P. MORGAN SECURITIES INC.
                       WACHOVIA BANK, NATIONAL ASSOCIATION

                           as Mandated Lead Arrangers

                                      with

                           CITIBANK INTERNATIONAL PLC

                    acting as Agent and Euro Swingline Agent

                                       and

                                  CITIBANK N.A.

                              as US Swingline Agent


   ---------------------------------------------------------------------------

                   MULTICURRENCY REVOLVING FACILITY AGREEMENT
   ---------------------------------------------------------------------------

                                    CONTENTS

       CLAUSE

1.     DEFINITIONS AND INTERPRETATION
2.     THE FACILITY
3.     PURPOSE
4.     CONDITIONS OF UTILISATION
5.     UTILISATION - REVOLVING FACILITIES
6.     OPTIONAL CURRENCIES
7.     UTILISATION - SWINGLINE LOANS
8.     SWINGLINE LOANS
9.     REPAYMENT
10.    PREPAYMENT AND CANCELLATION
11.    EXTENSION OF FACILITY
12.    INTEREST
13.    INTEREST PERIODS
14.    CHANGES TO THE CALCULATION OF INTEREST
15.    FEES
16.    TAX GROSS UP AND INDEMNITIES
17.    INCREASED COSTS
18.    OTHER INDEMNITIES
19.    MITIGATION BY THE LENDERS
20.    COSTS AND EXPENSES
21.    GUARANTEE AND INDEMNITY
22.    REPRESENTATIONS AND WARRANTIES
23.    GENERAL COVENANTS
24.    FINANCIAL COVENANT
25.    EVENTS OF DEFAULT
26.    CHANGES TO THE LENDERS
27.    CHANGES TO THE OBLIGORS
28.    ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGERS

29.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES
30.    SHARING AMONG THE LENDERS
31.    PAYMENT MECHANICS
32.    SET-OFF
33.    NOTICES
34.    CALCULATIONS AND CERTIFICATES
35.    PARTIAL INVALIDITY
36.    REMEDIES AND WAIVERS
37.    AMENDMENTS AND WAIVERS
38. COUNTERPARTS 89 39. GOVERNING LAW 91 40. ENFORCEMENT 91
41.    COMPLETE AGREEMENT

SCHEDULE 1           THE ORIGINAL PARTIES
       Part A The Original Borrowers
       Part BI The Original Lenders
       Part BII The Original Swingline Lenders

SCHEDULE 2           CONDITIONS PRECEDENT
       Part A Conditions Precedent to Initial Utilisation
       Part B Conditions Precedent required to be delivered by an Additional Borrower

SCHEDULE 3           UTILISATION REQUEST
       Part A Revolving Facility Utilisation Request
       Part B Swingline Facility Utilisation Request

SCHEDULE 4           MANDATORY COST FORMULAE

SCHEDULE 5           FORM OF TRANSFER CERTIFICATES

SCHEDULE 6           TIMETABLES

SCHEDULE 7           SUBSIDIARY GUARANTEE DOCUMENTS

SCHEDULE 8           FORM OF ACCESSION LETTER

SCHEDULE 9           FORM OF RESIGNATION LETTER

THIS AGREEMENT is dated 23 November 2005 and made between:

(1) INTERNATIONAL FLAVORS & FRAGRANCES (LUXEMBOURG) S.A.R.L, a company (societe a responsabilite limitee) incorporated in Luxembourg and registered with the Register of Commerce and Companies of Luxembourg under number B 79234 and having its registered address at 6 rue de Mamer, L-8081 Bertrange, Grand-Dutchy of Luxembourg, with a share capital of EUR 163,360,000 (the "Company");

(2) THE COMPANIES listed as original borrowers in Part A of Schedule 1 (The Original Parties) (the "Original Borrowers");

(3)  INTERNATIONAL FLAVORS & FRAGRANCES INC. as guarantor (the "Guarantor");

(4)  INTERNATIONAL FLAVORS & FRAGRANCES INC. as parent (the "Parent");

(5) CITIGROUP GLOBAL MARKETS LIMITED, FORTIS BANK S.A./N.V., bank of America, n.a., BANK OF TOKYO-MITSUBISHI, BNP PARIBAS, ING BANK N.V., J.P. MORGAN securities inc. and WACHOVIA BANK, NATIONAL ASSOCIATION, as mandated lead arrangers (the "Mandated Lead Arrangers");

(6) THE FINANCIAL INSTITUTIONS listed in Part BI of Schedule 1 (The Original Parties) as lenders (the "Original Lenders");

(7) THE FINANCIAL INSTITUTIONS listed in Part BII of Schedule 1 (The Original Parties) as swingline lenders (the "Original Swingline Lenders");

(8) CITIBANK N.A. as agent for the Dollar Swingline Facility (the "US Swingline Agent");

(9) CITIBANK INTERNATIONAL PLC as agent for the Euro Swingline Facility (the "Euro Swingline Agent"); and

(10) CITIBANK INTERNATIONAL PLC as agent of the Lenders (the "Agent").

IT IS AGREED as follows:

                                   SECTION 1.
                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions
     In this Agreement:

     "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 27.2 (Additional Borrowers).

     "Affiliate" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this
     definition,   the  term  "control"   (including  the  terms  "controlling",

     "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agent" includes the Euro Swingline Agent or the US Swingline Agent (or both of them) where the context permits.

     "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the relevant Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

     "Authorisation" means an authorisation, consent, approval, resolution, licence exemption, filing or registration (including, without limitation, the Environmental Permits).

     "Applicable Margin" means as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

         Public Debt Rating S&P/Moody's  Applicable Margin
         ------------------------------- ----------------------------------
         Level 1                         0.125%
         -------
         A+/A1 or above

         Level 2                         0.150%
         -------
         A/A2

         Level 3                         0.175%
         -------
         A-/A3

         Level 4                         0.225%
         -------
         BBB+/Baa1

         Level 5                         0.275%
         -------
         BBB/Baa2

         Level 6                         0.350%
         -------
         BBB-/Baa3

         Level 7                         0.500%
         -------
         lower than level 6

     If the Public Debt Rating shall be changed, the change in Applicable Margin arising as a result of such change shall be effective as of the date on which any change in rating established by S&P or Moody's or both giving rise to such change in the Public Debt Rating is first announced publicly by the relevant rating agency making such change (for greater certainty, it is understood that such date may be a date falling at any time during an Interest Period).

     "Availability Period" means the period from and including the date of this Agreement to and including the date falling one Business Day prior to the Termination Date.

     "Available Commitment" means the Tranche A Available Commitment or the Tranche B Available Commitment.

     "Available Dollar Swingline Commitment" of a Swingline Lender means (but without limiting Clause 7.5 (Relationship with the Revolving Facility)) that Lender's Dollar Swingline Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Dollar Swingline Loans; and

     (b) in relation to any proposed Utilisation under the Dollar Swingline Facility, the Base Currency Amount of its participation in any Dollar Swingline Loans that are due to be made under the Dollar Swingline Facility on or before the proposed Utilisation Date, other than that Lender's participation in any Dollar Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Available Dollar Swingline Facility" means the aggregate for the time being of each Swingline Lender's Available Dollar Swingline Commitment.

     "Available Euro Swingline Commitment" of a Swingline Lender means (but without limiting Clause 7.5 (Relationship with the Revolving Facility)) that Lender's Euro Swingline Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Euro Swingline Loans; and

     (b) in relation to any proposed Utilisation under the Euro Swingline Facility, the Base Currency Amount of its participation in any Euro Swingline Loans that are due to be made under the Euro Swingline Facility on or before the proposed Utilisation Date, other than that Lender's participation in any Euro Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Available Euro Swingline Facility" means the aggregate for the time being of each Swingline Lender's Available Euro Swingline Commitment.

     "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

     "Base Currency" means, in respect of the Tranche A Revolving Facility and the Dollar Swingline Facility, US dollars and, in respect of the Tranche B Revolving Facility and the Euro Swingline Facility, euro.

     "Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request for that Loan (or, if the amount requested is not denominated in the relevant Base Currency, that amount converted into the relevant Base Currency at the relevant Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of the Loan.

     "Borrower" means an Original Borrower or an Additional Borrower.

     "Break Costs" means the amount (if any) by which:

     (a) the interest (excluding the Applicable Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

     exceeds:

     (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, London, Luxembourg and New York and:

     (a) (in relation to any date for payment or purchase of a currency other than euro or any date for the fixing of LIBOR) the principal financial centre of the country of that currency; or

     (b)  (in  relation  to any date for payment or purchase of euro) any TARGET
          Day.

     "Cash" means at any time, in respect of any member of the Group, cash as defined in the Audit and Accounting Guides issued by the American Institute of Certified Public Accountants of the United States of America (as amended from time to time) which includes as at the date of this Agreement currency on hand, demand deposits with financial institutions and other similar deposit accounts.

     "Cash Equivalents" means in respect of any member of the Group, cash equivalents as defined in the Audit and Accounting Guides issued by the American Institute of Certified Public Accountants of the United States of America (as amended from time to time) which includes as at the date of this Agreement short term instruments having not more than three months to final maturity and highly liquid instruments readily convertible to known amounts of cash

     "Commitment" means a Tranche A Commitment, a Tranche B Commitment, a Dollar Swingline Commitment or a Euro Swingline Commitment.

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

     "Corporate Bonds" means the US$700,000,000 of 6.45% notes issued by the Parent in 2001 maturing on 15 May 2006.

     "Corporate Bond Repayment Date" means 15 May 2006 or such other date as the Corporate Bonds are repaid.

     "Debt" of any person means, without duplication:

     (a)  all indebtedness of such person for borrowed money;

     (b) all obligations of such person for the deferred purchase price of assets or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such person's business);

     (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments,

     (d) all obligations of such person created or arising under any conditional sale or other title retention agreement with respect to assets acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such assets);

     (e) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases;

     (f) all obligations, contingent or otherwise, of such person in respect of acceptances, letters of credit or similar extensions of credit;

     (g)  all obligations of such person in respect of Hedge Agreements;

     (h) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (i) any amount raised by the issue of shares redeemable prior to the Termination Date;

     (j) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

     (k) all Debt of others referred to in paragraphs (a) through (j) above or paragraph (l) below guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for assets or services irrespective of whether such assets are received or such services are rendered) or (4) otherwise to assure a creditor against loss; and

     (l) all Debt referred to in paragraphs (a) through (k) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Security on assets (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Debt.

     "Debt for Borrowed Money" of a person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such person other than any amounts which would be classified as indebtedness, in accordance with GAAP, which arise under any Hedge Agreements.

     "Default" means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

     "Disruption Event" means either or both of:

     (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

     (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

          (i)  from  performing  its  payment   obligations  under  the  Finance
               Documents; or

          (ii) from communicating with other Parties in accordance with the terms of the Finance Documents,

     (and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

     "DNB" means the Dutch Central Bank (De Nederlandsche Bank N.V.).

     "Dollar Swingline Commitment" means:

     (a) in relation to a Swingline Lender on the date of this Agreement, the amount in US dollars set opposite its name under the heading "Dollar Swingline Commitment" in Part BII of Schedule 1 (The Original Parties) and the amount of any other Dollar Swingline Commitment transferred to it under this Agreement; and

     (b) in relation to any other Swingline Lender, the amount of any Dollar Swingline Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Dollar Swingline Facility" means the dollar swingline loan facility made available under this Agreement as described in Clause 2.1(b)(i) (The Facility).

     "Dollar Swingline Loan" means a loan made or to be made under the Dollar Swingline Facility or the principal amount outstanding for the time being of that loan.

     "Dutch Borrower" means a Borrower incorporated in the Netherlands.

     "Dutch Obligor" means an Obligor incorporated in the Netherlands.

     "Dutch Banking Act" means the Dutch Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992) as amended from time to time, including the Dutch Exemption Regulation.

     "Dutch Civil Code" means the Burgerlijk Wetboek.

     "Dutch Exemption Regulation" means the Exemption Regulation dated 26 June 2002 (as amended from time to time) of the Minister of Finance (Vrijstellingsregeling Wtk 1992), as promulgated in connection with the Dutch Banking Act.

     "EBITDA" means, for any Relevant Period, net income (or net loss) plus the sum of:

     (a)  interest expense;

     (b)  income tax expense;

     (c)  depreciation expense;

     (d)  amortisation expense and all other non-cash charges; and

     (e)  extraordinary or unusual losses deducted in calculating net income less extraordinary or unusual gains added in calculating net income, in each case determined in accordance with GAAP for the Relevant Period.

     "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental
     Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation:

     (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages; and

     (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permits" means any permit, approval, identification number, license or other authorisation required under any Environmental Law.

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means any person that for purposes of Title IV of ERISA is a member of the Parent's controlled group, or under common control with the Parent, within the meaning of Section 414 of the United States Internal Revenue Code of 1986 (as amended from time to time) and the regulations promulgated and rulings issued thereunder.

     "ERISA Event" means:

     (a)  (i) the  occurrence  of a  reportable  event,  within  the  meaning of
          Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or
          (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

     (b)  the application for a minimum funding waiver with respect to a Plan;

     (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

     (d) the cessation of operations at a facility of the Parent or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

     (e) the withdrawal by the Parent or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

     (f) the imposition of a lien under Section 302(f) of ERISA with respect to any Plan;

     (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

     "EURIBOR" means, in relation to any Loan in euro:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market;

     as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

     "Euro Swingline Commitment" means:

     (a) in relation to a Swingline Lender on the date of this Agreement, the amount in euro set opposite its name under the heading "Euro Swingline Commitment" in Part BII of Schedule 1 (The Original Parties) and the amount of any other Euro Swingline Commitment transferred to it under this Agreement; and

     (b) in relation to any other Swingline Lender, the amount of any Euro Swingline Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Euro Swingline Facility" means the euro swingline loan facility made available under this Agreement as described in Clause 2.1(b)(ii) (The Facility).

     "Euro Swingline Loan" means a loan made or to be made under the Euro Swingline Facility or the principal amount outstanding for the time being of that loan.

     "Euro Swingline Rate" means, in relation to a Euro Swingline Loan, the percentage rate per annum which is the aggregate of:

     (a)  Euro Swingline Reference Bank Rate; and

     (b)  the Applicable Margin; and

     (c)  Mandatory Cost (if any).

     "Euro Swingline Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Euro Swingline Agent at its request quoted by the Reference Banks to leading banks in the European interbank market as of 11.00 a.m. Brussels time on the Utilisation Date for that Euro Swingline Loan for the offering of deposits in euro for a period comparable to the Interest Period for the relevant Euro Swingline Loan and for settlement on that day.

     "Event of Default" means any event or circumstance specified as such in Clause 25 (Events of Default).

     "Existing 2001 Facility" means the US$300,000,000 revolving credit facility made available to the Parent under an agreement dated 26 September 2001.

     "Existing 2002 Facility" means the EUR350,000,000 revolving credit facility made available to the Company under an agreement dated 19 July 2002.

     "Facility" means the Tranche A Revolving Facility, the Tranche B Revolving Facility, the Dollar Swingline Facility or the Euro Swingline Facility.

     "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

     "Federal Funds Rate" means, in relation to any day, the rate per annum equal to:

     (a) the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

     (b) if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by the US Swingline Agent from three Federal funds brokers of recognised standing selected by the Agent.

     "Fee Letter" means any letter or letters between certain of the Mandated Lead Arrangers, the Parent and the Company setting out any of the fees referred to in Clause 15 (Fees).

     "Finance Document" means this Agreement, any Fee Letter and any other document designated as such by the Agent and the Borrower.

     "Finance Party" means the Agent, the Mandated Lead Arrangers or a Lender.

     "Founder" means:

     (a) each person who is a beneficial owner (within the meaning of Rule13d-3 of the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934) of 20% or more of the outstanding shares of Voting Stock of the Parent on the date hereof or any person that is or becomes a fiduciary of any person who is a beneficial owner of (or any person for whose account were held) outstanding shares of Voting Stock of the Parent on the date hereof (in any such case, an "Existing Shareholder"), including any group that is comprised solely of Existing Shareholders; and

     (b) any such Existing Shareholder or group comprised solely of Existing Shareholders who shall become the beneficial owner of 20% or more of the outstanding shares of Voting Stock of the Parent solely as a result of an acquisition by the Parent of shares of its Voting Stock, in each case until such time as the persons or group described in paragraphs (a) and (b) above shall become the beneficial owner (other than by means of a stock dividend, stock split, gift or inheritance or receipt or exercise of, or accrual of any right to exercise, any stock options of shares of stock granted by the Parent) of any additional shares of Voting Stock of the Parent.

     In addition, the Parent, any wholly-owned Subsidiary of the Parent and any employee stock ownership or other employee benefit plan of the Parent or a wholly-owned Subsidiary of the Parent shall be a "Founder".

     "GAAP" means, in respect of the Parent, generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements referred to in Clause 22.5 (Financial Statements).

     "Group" means the Parent and its Subsidiaries for the time being.

     "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

     "Information Memorandum" means the document concerning the Obligors and the Parent which, at the Parent's and the Company's request and on its behalf, is to be prepared in relation to this transaction, approved by the Parent and the Company and distributed by the Mandated Lead Arrangers in connection with syndication of the Facility.

     "Interest Period" means, in relation to a Revolving Facility Loan, each period determined in accordance with Clause 13 (Interest Periods), in relation to a Swingline Loan, each period determined in accordance with Clause 8.4 (Interest Period) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.4 (Default interest).

     "Legal Reservations" means:

     (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

     (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

     (c) similar principles, rights and defences under the laws of any Relevant Jurisdiction.

     "Lender" means:

     (a)  any Original Lender;

     (b)  where the context so requires, any Swingline Lender; and

     (c) any bank or financial institution which has become a Party in accordance with Clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

     "LIBOR" means, in relation to any Loan:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

     "Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

     "Loan" means a Revolving Facility Loan, a Swingline Loan or the principal amount outstanding for the time being of that loan.

     "LMA" means the Loan Market Association.

     "Majority Lenders" means:

     (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

     provided that

     for the purpose only of determining the composition of and voting rights in relation to the "Majority Lenders" the Total Commitments and the outstanding Loans of each Lender shall be calculated by the amount of the Total Tranche A Commitments or any Tranche A Loans being converted into euros at the Agent's Spot Rate of Exchange on the date which the Agent notifies the Lenders of any waiver, consent, approval, notice, direction or instruction to be given, amendment or appointment to be made or other decision to be taken.

     "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

     "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise) or results of operations of the Parent and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on:

     (a) the business, condition (financial or otherwise) or results of operations of the Parent and its Subsidiaries taken as a whole;

     (b) the rights and remedies of the Agent or any Lender under the Finance Documents; or

     (c) the ability of any Obligor or the Parent to perform its payment obligations under the Finance Documents.

     "Moody's" means Moody's Investor Services, Inc., or any successor by merger or change of name which is a nationally recognised rating agency in the United States of America.

     "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

     (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

     (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

     (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

     The above rules will only apply to the last Month of any period.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Parent or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple  Employer  Plan"  means a single  employer  plan,  as  defined in
     Section 4001(a)(15) of ERISA, that:

     (a) is maintained for employees of the Parent or any ERISA Affiliate and at least one person other than the Parent and the ERISA Affiliates; or

     (b) was so maintained and in respect of which the Parent or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Debt" means Debt for Borrowed Money less Cash and Cash Equivalents.

     "New York Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City.

     "Obligors" means the Borrowers and the Guarantor.

     "OECD Jurisdiction" means a member country of the Organisation for Economic Co-operation and Development.

     "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies) or, in relation to the Euro Swingline Facility, Clause
     7.3 (Completion of a Utilisation Request for Swingline Loans).

     "Original Obligors" means the Original Borrowers and the Guarantor.

     "Overall Tranche A Commitment" of a Lender means:

     (a)  its Tranche A Commitment; or

     (b) in the case of a Lender which does not have a Tranche A Commitment, the Tranche A Commitment of a Lender which is its Affiliate.

     "Overall Tranche B Commitment" of a Lender means:

     (a)  its Tranche B Commitment; or

     (b) in the case of a Lender which does not have a Tranche B Commitment, the Tranche B Commitment of a Lender which is its Affiliate.

     "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Communities relating to Economic and Monetary Union.

     "Party" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

     "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "Permitted   Security"   means  such  of  the  following  as  to  which  no
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

     (a) Security for Taxes, assessments and governmental charges or levies to the extent not required to be paid under Clause 23.3.1 (Payment of Taxes, Etc.);

     (b) Security imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Security and other similar Security arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days;

     (c)  pledges or deposits to secure obligations under workers'  compensation
          laws  or  similar   legislation  or  to  secure  public  or  statutory
          obligations;

     (d) easements, rights of way and other encumbrances on title to real property that do not render title to the real property encumbered thereby unmarketable or materially adversely affect the use of such real property for its present purposes;

     (e) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group;

     (f) any Security arising solely by virtue of the maintenance of a bank account by any member of the Group in the ordinary course of business pursuant to the general terms and conditions of the bank with which such account is held; and

     (g) any lien arising by operation of law and in the ordinary course of trading.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Policy Guidelines" means the 2005 Dutch Central Bank's Policy Guidelines (issued in relation to the Dutch Exemption Regulation) dated 29 December 2004 (Beleidsregel 2005 kernbegrippen markttoetreding en handhaving Wtk
     1992) as amended from time to time.

     "Professional   Market   Party"   means   a   professional   market   party
     (professionele marktpartij) under the Dutch Exemption Regulation.

     "Public Debt Rating" means: (i) as of any date until and including the Corporate Bond Repayment Date, the rating that has been most recently announced by either S&P or Moody's or both as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Parent; and (ii) as of any date following the Corporate Bond Repayment Date, the rating that has been most recently announced by either S&P or Moody's or both as the case may be with respect to the overall financial capacity (its creditworthiness) of the Parent to pay its financial obligations as they come due. For purposes of the foregoing:

     (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin shall be determined by reference to the available rating;

     (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin shall be set in accordance with Level 7 under the definition of "Applicable Margin", as the case may be;

     (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin shall be based upon the average of the Applicable Margins which applies to each rating; and

     (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

     "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

     (a) (if the currency is euro) two TARGET Days before the first day of that period; or

     (b) (for any other currency) two Business Days before the first day of that period,

     unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

     "Reference Banks" means, in relation to:

     (a)  LIBOR,  the principal  London offices of Citibank  International  PLC,
          Fortis   Bank    (Nederland)    N.V.   and    Cooperatieve    Centrale
          Raiffeisen-Boerenleenbank BA; and

     (b)  EURIBOR,  the  principal  office in the European  interbank  market of
          Citibank   International   PLC,  Fortis  Bank   (Nederland)  N.V.  and
          Cooperatieve Centrale Raiffeisen-Boerenleenbank BA,

     or such other banks as may be appointed by the Agent or the Euro Swingline Agent (as appropriate) in consultation with the Parent.

     "Relevant Interbank Market" means in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

     "Relevant Jurisdiction" means, in relation to an Obligor:

     (a) its jurisdiction of incorporation as listed in Part A of Schedule 1 (The Original Parties); and

     (b)  any  jurisdiction  where it conducts its business.

     "Relevant Period" means each period of twelve months ending on the last day of the Parent's financial year and each period of twelve months ending on the last day of each of the first three quarters of the Parent's financial year.

     "Resignation  Letter" means a letter  substantially  in the form set out in
     Schedule 9 (Form of Resignation Letter).

     "Revolving Facility" means the Tranche A Revolving Facility or the Tranche B Revolving Facility.

     "Revolving Facility Loan" means a Tranche A Revolving Facility Loan or a Tranche B Revolving Facility Loan.

     "Rollover Loan" means one or more Revolving Facility Loans:

     (a) made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;

     (b) the aggregate amount of which is equal to or less than the maturing Revolving Facility Loan;

     (c) in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

     (d) made or to be made for the purpose of refinancing a maturing Revolving Facility Loan.

     "Reacquisition Sale and Leaseback Transaction" has the meaning given to it in Clause 23.9(e) (Merger).

     "S&P"means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor by merger or change of name which is a nationally recognised rating agency in the United States of America.

     "Screen Rate" means:

     (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

     (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

     displayed on the appropriate page of the Telerate screen (currently page 3750 in relation to LIBOR and page 248 in relation to EURIBOR). If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

     "Security" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that:

     (a) is maintained for employees of the Parent or any ERISA Affiliate and no person other than the Parent and the ERISA Affiliates; or

     (b) was so maintained and in respect of which the Parent or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Specified Time" means a time determined in accordance with Schedule 6 (Timetables)

     "Subsidiary" of any person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

     (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

     (b) the interest in the capital or profits of such limited liability company, partnership or joint venture; or

     (c)  the beneficial interest in such trust or estate

     is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its other Subsidiaries or by one or more of such person's other Subsidiaries.

     "Subsidiary Guarantee" has the meaning given to it in Clause 23.14 (Subsidiary Guarantors).

     "Subsidiary Guarantor" has the meaning given to it in Clause 23.14 (Subsidiary Guarantors).

     "Swingline Facility" means the Dollar Swingline Facility or the Euro Swingline Facility.

     "Swingline Lender" means:

     (a) an Original Lender listed in Part BII of Schedule 1 (The Original Parties) as a Swingline Lender; and

     (b) any other person that becomes a Swingline Lender after the date of this Agreement in accordance with Clause 26 (Changes to Lenders)

     which in each case has not ceased to be a Party as a Swingline Lender in accordance with the terms of this Agreement.

     "Swingline Loan" means a Dollar Swingline Loan or a Euro Swingline Loan.

     "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

     "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "Termination Date" means the date falling five years after the date of this Agreement, subject to the terms of Clause 11 (Extension of Facility).

     "Total Commitments" means the Total Tranche A Commitments and the Total Tranche B Commitments.

     "Total Dollar Swingline Commitments" means the aggregate of the Dollar Swingline Commitments, being US$50,000,000 at the date of this Agreement.

     "Total Euro Swingline Commitments" means the aggregate of the Euro Swingline Commitments, being EUR50,000,000 at the date of this Agreement;

     "Total Tranche A Commitments" means the aggregate of the Tranche A Commitments, being US$350,000,000 at the date of this Agreement.

     "Total Tranche B Commitments" means the aggregate of the Tranche B Commitments, being EUR400,000,000 at the date of this Agreement.

     "Tranche A Available Commitment" means a Lender's Tranche A Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Tranche A Loans; and

     (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Tranche A Loans that are due to be made on or before the proposed Utilisation Date,

     other than that Lender's participation in any Tranche A Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Tranche A Borrower" means the Parent or any Additional Borrower which becomes a party hereto as a Borrower under the Tranche A Facility.

     "Tranche A Commitment" means:

     (a) in relation to an Original Lender, the amount in US dollars set opposite its name under the heading "Tranche A Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Tranche A Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount in US dollars of any Tranche A Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Tranche A Loan" means a Tranche A Revolving Facility Loan or a Dollar Swingline Loan.

     "Tranche A Revolving Facility" means the multicurrency revolving loan facility made available under this Agreement as described in Clause 2.1
     (a)(i) (The Facility).

     "Tranche A Revolving Facility Loan" means a loan made or to be made under the Tranche A Revolving Facility.

     "Tranche B Available Commitment" means a Lender's Tranche B Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Tranche B Loans; and

     (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Tranche B Loans that are due to be made on or before the proposed Utilisation Date,

     other than that Lender's participation in any Tranche B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Tranche B Borrowers" means the Companies listed in Part A of Schedule 1 (The Original Parties) as Tranche B Borrowers and any Additional Borrower which becomes a party hereto as a Borrower under the Tranche B Facility.

     "Tranche B Commitment" means:

     (a) in relation to an Original Lender, the amount in euro set opposite its name under the heading "Tranche B Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Tranche B Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount in euro of any Tranche B Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Tranche B Loan" means a Tranche B Revolving Facility Loan or a Euro Swingline Loan.

     "Tranche B Revolving Facility" means the multicurrency revolving loan facility made available under this Agreement as described in Clause 2.1
     (a)(ii) (The Facility).

     "Tranche B Revolving Facility Loan" means a loan made or to be made under the Tranche B Revolving Facility.

     "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Parent.

     "Transfer Date" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Agent executes the Transfer Certificate.

     "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

     "Utilisation" means a utilisation of a Facility.

     "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

     "Utilisation  Request" means a notice  substantially in the form set out in
     Schedule 3 (Utilisation Request).

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

1.2      Construction

     (a)  Unless a contrary indication appears a reference in this Agreement to:

          (i) "assets" includes present and future properties, revenues and rights of every description;

          (ii) the "European interbank market" means the interbank market for euro operating in Participating Member States;

          (iii)a "Finance  Document" or any other  agreement or  instrument is a
               reference  to  that  Finance   Document  or  other  agreement  or
               instrument as amended or novated;

          (iv) a "financial year" in relation to any body corporate is a reference to the period in respect of which such body corporate produces its annual accounts and references to "financial half years" and "financial quarters" shall be construed accordingly;

          (v) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

          (vi) a "person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof;

          (vii)a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

          (viii) a provision of law is a reference to that provision as amended or re-enacted; and

          (ix) a time of day is a reference to London time.

     (b)  Section, Clause and Schedule headings are for ease of reference only.

     (c) In this Agreement, any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule hereof.

     (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (e) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.3      Construction of Dutch Terms

     In   this Agreement, where it relates to a Dutch entity, a reference to:

     (a) a necessary action to authorise where applicable, includes without limitation:

          (i) any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden); and

          (ii) obtaining an unconditional positive advice (advies) from the competent works council(s);

     (b) a winding-up, administration or dissolution includes a Dutch entity being:

          (i) declared bankrupt (failliet verklaard);

          (ii) dissolved (ontbonden);

     (c) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

     (d) a trustee in bankruptcy includes a curator;

     (e) an administrator includes a bewindvoerder;

     (f)  a(n)   (administrative)   receiver  does  not  include  a  curator  or
     bewindvoerder; and

     (g) an attachment includes a beslag.

1.4      Construction of Luxembourg Terms

     In this Agreement, where it relates to a Luxembourg entity, a reference to:

     (a)  a  winding-up,  administration  or  dissolution  includes a Luxembourg entity being declared in a situation of, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation voluntaire or judiciaire), composition with creditors (concordat preventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion controlee), fraudulent conveyance, general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally; and

     (b) a trustee in bankruptcy, administrator, receiver, administrative receiver, compulsory manager or manager includes the nomination of any commissaire, juge-commissaire, curateur, liquidateur or similar officer in relation to a Luxembourg entity.

1.5      Currency Symbols and Definitions

     "US$" and "US dollars" denote lawful currency of the United States of America, "(pound)" and "sterling" denotes lawful currency of the United Kingdom, "Yen" denotes the lawful currency of Japan, "Swiss francs" denotes the lawful currency of Switzerland and "EUR" and "euro" means the single currency unit of the Participating Member States.

1.6      Third party rights

     Unless expressly provided to the contrary in a Finance Document, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce any term of this Agreement.

                                   SECTION 2.

                                  THE FACILITY

2.       THE FACILITY

2.1      The Facility

     (a) Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

          (i) a multicurrency revolving loan facility made available to the Tranche A Borrower(s) in an aggregate amount equal to the Total Tranche A Commitments; and

          (ii) a multicurrency revolving loan facility made available to the Tranche B Borrowers in an aggregate amount equal to the Total Tranche B Commitments.

     (b) Subject to the terms of this Agreement, the Swingline Lenders make available to the Borrowers:

          (i) (as a sub-limit of the Tranche A Revolving Facility) a US dollar swingline loan facility made available to the Tranche A Borrower(s) in an aggregate amount equal to the Total Dollar Swingline Facility Commitments; and

          (ii) (as a sub-limit of the Tranche B Revolving Facility) a euro swingline loan facility made available to the Tranche B Borrowers in an aggregate amount equal to the Total Euro Swingline Facility Commitments.

     Clauses 2.1 (a) and 2.1 (b) are subject to the restriction that at no time may the aggregate of the total amounts drawn under each Facility exceed the Total Tranche A Commitments or the Total Tranche B Commitments, as the case may be.

2.2      Lenders' rights and obligations

          (a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

          (b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from the Borrowers shall be a separate and independent debt.

          (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3      Lenders' PMP representations

          (a) Each Original Lender explicitly declares and represents that it is a Professional Market Party and that it is aware that:

               (i) it therefore does not benefit from the (creditor) protection under the Dutch Banking Act; and

               (ii) each Borrower  incorporated  in the  Netherlands  has relied upon this representation.

          (b) This declaration and representation is made by each Original Lender on the date of this Agreement and on the date a New Lender becomes a Lender, it is required such New Lender is a
               Professional Market Party, each New Lender shall make the representation set out in paragraph 4 of the Transfer Certificate.

3.       PURPOSE

3.1      Purpose

          (a) Each Tranche A Borrower shall apply all amounts borrowed by it under the Tranche A Revolving Facility for general corporate purposes, including the refinancing of the Existing 2001 Facility and for commercial paper backstop purposes.

          (b) Each Tranche B Borrower shall apply all amounts borrowed by it under the Tranche B Revolving Facility for general corporate purposes, including the refinancing of the Existing 2002 Facility.

          (c) Each Tranche A Borrower shall apply all amounts borrowed by it under the Dollar Swingline Facility towards (i) refinancing any note or other instrument maturing under any dollar commercial paper programme of such Tranche A Borrower and (ii) general corporate purposes.

          (d) Each Tranche B Borrower shall apply all amounts borrowed by it under the Euro Swingline Facility towards the general corporate purposes of such Tranche B Borrower.

     A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.

3.2      Monitoring

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.       CONDITIONS OF UTILISATION

4.1      Initial conditions precedent

     No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2

     (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the relevant Borrower and the Lenders promptly upon being so satisfied.

4.2      Further conditions precedent

     The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

     (a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

     (b) the representations and warranties contained in Clause 22 (Representations and Warranties), other than those set out in the last sentence of Clause 22.5 (Financial Statements), paragraph (a) of Clause 22.6 (No proceedings pending or threatened) and paragraphs (a),
          (b) and (c) of Clause 22.10 (No misleading information), are correct on and as of the Utilisation Date.

4.3      Conditions relating to Optional Currencies

     (a) A currency will constitute an Optional Currency in relation to a Revolving Facility Loan if:

          (i) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

          (ii) it is US dollars (in the case of the Tranche A Facility), euro (in the case of the Tranche B Facility), sterling, Swiss francs or Yen or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the Utilisation Request for that Loan.

     (b) If the Agent has received a written request from a Borrower for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to that Borrower by the Specified Time:

          (i)  whether or not the Lenders have granted their approval; and

          (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4      Maximum number of Loans

     (a) No Borrower may deliver a Utilisation Request in respect of a Revolving Facility Loan if as a result of the proposed Utilisation more than 25 Revolving Facility Loans would be outstanding.

     (b) No Borrower may deliver a Utilisation Request in respect of a Swingline Facility Loan if as a result of the proposed Utilisation more than 5 Swingline Facility Loans would be outstanding.

     (c) Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

                                   SECTION 3.

                                   UTILISATION

5.       UTILISATION - REVOLVING FACILITIES

5.1      Delivery of a Utilisation Request

     A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2      Completion of a Utilisation Request

     (a) Each Utilisation Request in respect of a Revolving Facility is irrevocable and will not be regarded as having been duly completed unless:

          (i)  it identifies the Facility to be Utilised;

          (ii) the proposed Utilisation Date is a Business Day within the Availability Period;

          (iii)the  currency  and amount of the  Utilisation  comply with Clause
               5.3 (Currency and amount); and

          (iv) the proposed Interest Period complies with Clause 13 (Interest Periods).

     (b) Only one Revolving Facility Loan may be requested in each Utilisation Request.

5.3      Currency and amount

     (a) The currency specified in a Utilisation Request must be the relevant Base Currency or an Optional Currency.

     (b) The amount of the proposed Loan must be an amount whose Base Currency Amount is not more than the relevant Available Facility and which is:

          (i) (in the case of a Tranche A Loan) if the currency selected is the relevant Base Currency, a minimum of US$5,000,000 (and an integral multiple of US$5,000,000) or an amount equal to the relevant Available Facility;

          (ii) (in the case of a Tranche B Loan) if the currency selected is the relevant Base Currency, a minimum of EUR5,000,000 (and an integral multiple of EUR5,000,000) or an amount equal to the relevant Available Facility; or

          (iii)if the currency selected is an Optional Currency, the minimum amount (or an integral multiple, if required) specified by the Agent pursuant to paragraph (b) (ii) of Clause 4.3 (Conditions relating to Optional Currencies) or the equivalent in such Optional Currency of the Base Currency Amount of the relevant Available Facility.

5.4      Lenders' participation

     (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Revolving Facility Loan available through its Facility Office.

     (b) The amount of each Lender's participation in each Revolving Facility Loan will be equal to the proportion borne by its applicable Available Commitment to the applicable Available Facility immediately prior to making the Loan.

     (c) The Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Revolving Facility Loan at the Specified Time.

6.       OPTIONAL CURRENCIES

6.1      Selection of currency

     A Borrower shall select the currency of a Revolving Facility Loan in a Utilisation Request.

6.2      Unavailability of a currency

     If before the Specified Time on any Quotation Day:

     (a) the Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

     (b) a Lender notifies the Agent that compliance with its obligation to participate in a Revolving Facility Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Revolving Facility Loan in the relevant Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Loan that is due to be repaid) and its participation will be treated as a separate Revolving Facility Loan denominated in the relevant Base Currency during that Interest Period.

6.3      Participation in a Loan

     Each Lender's participation in a Revolving Facility Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

7.       UTILISATION - SWINGLINE LOANS

7.1      General

     7.1.1 The following Clauses do not apply to a Swingline Facility Loan:

          (a) Clause 4.2 (Further conditions precedent) and 4.3 (Conditions relating to optional currencies);

          (b)  Clause 5 (Utilisation - Revolving Facilities);

          (c)  Clause 6 (Optional currencies);

          (d) Clause 12 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount;

          (e)  Clause 13.1 (Selection of Interest Periods); and

          (f) (in relation to a Dollar Swingline Loan) Clause 14 (Changes to the calculation of interest),

7.2      Delivery of a Utilisation Request for Swingline Loans

     (a) A Borrower may utilise a Swingline Facility by delivery to the US Swingline Agent or the Euro Swingline Agent, as appropriate, of a duly completed Utilisation Request in the form of Part B of Schedule 3 (Utilisation Request) not later than the Specified Time.

     (b) Each Utilisation Request for a Swingline Facility Loan must be sent to the US Swingline Agent or the Euro Swingline Agent, as appropriate, to the address (i) in respect of a Dollar Swingline Loan, in New York City or (ii) in respect of a Euro Swingline Loan, in London notified by the US Swingline Agent or the Euro Swingline Agent (as the case may be) for this purpose with a copy to its address referred to in Clause 33 (Notices).

7.3      Completion of a Utilisation Request for Swingline Loans

     (a) Each Utilisation Request for a Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

          (i)  it identifies the Borrower;

          (ii) it specifies that it is for a Dollar Swingline Loan or a Euro Swingline Loan;

          (iii)in respect of a Dollar Swingline Loan, the proposed Utilisation Date is a New York Business Day, and in respect of a Euro Swingline Loan, a Business Day in either case within the Availability Period;

          (iv) in the case of a Dollar Swingline Loan, it is denominated in US dollars and in the case of a Euro Swingline Loan, it is denominated in euro, sterling or US dollars;

          (v) the amount of the proposed Swingline Loan is an amount which is not more than the Available Dollar Swingline Facility or the Available Euro Swingline Facility, as appropriate, and is a minimum of US$5,000,000 for a Dollar Swingline Loan or EUR5,000,000 (or equivalent in another currency) for a Euro Swingline Loan or, if less, the Available Dollar Swingline Facility or the Available Euro Swingline Facility, as appropriate; and

          (vi) the proposed Interest Period:

               (1)  does not overrun the relevant Availability Period;

               (2) in the case of a Dollar Swingline Loan is a period of not more than five New York Business Days; and

               (3) in the case of a Euro Swingline Loan is a period of not more than five Business Days.

     (b)  Only one Swingline Loan may be requested in each Utilisation Request.

     (c) A currency will constitute an Optional Currency in relation to the Euro Swingline Facility if it is US dollars or sterling.

7.4      Swingline Lenders' participation

     (a) If the conditions set out in this Agreement have been met, each Swingline Lender shall make its participation in each Dollar Swingline Loan available through its Facility Office in New York City or such other place as is in the same time zone as New York City and shall make its participation in each Euro Swingline Loan available through its Facility Office in the relevant interbank market.

     (b)  The  Swingline  Lenders will only be obliged to comply with  paragraph
          (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

          (i) no Default is continuing or would result from the proposed Utilisation; and

          (ii) the representations and warranties contained in Clause 22 (Representations and Warranties), other than those set out in the last sentence of Clause 22.5 (Financial Statements), paragraph
               (a) of Clause 22.6 (No proceedings pending or threatened) and paragraphs (a), (b) and (c) of Clause 22.10 (No misleading information), are true and correct.

     (c) The amount of each Swingline Lender's participation in each Dollar Swingline Loan will be equal to the proportion borne by its Available Dollar Swingline Commitment to the Available Dollar Swingline Facility immediately prior to making a Dollar Swingline Loan, adjusted to take account of any limit applying under Clause 7.5 (Relationship with the Revolving Facility).

     (d) The amount of each Swingline Lender's participation in each Euro Swingline Loan will be equal to the proportion borne by its Available Euro Swingline Commitment to the Available Euro Swingline Facility immediately prior to making a Euro Swingline Loan, adjusted to take account of any limit applying under Clause 7.5 (Relationship with the Revolving Facility).

     (e) The US Swingline Agent shall notify each Swingline Lender of the amount of each Dollar Swingline Loan and the Euro Swingline Agent shall notify each Swingline Lender of the amount of each Euro Swingline Loan and its participation in that Swingline Loan by the Specified Time.

7.5      Relationship with the Revolving Facility

     (a) This Clause 7.5 applies when a Swingline Loan is outstanding or is to be borrowed.

     (b) The Tranche A Revolving Facility may be used by way of Dollar Swingline Loans. The Dollar Swingline Facility is not independent of the Tranche A Revolving Facility.

     (c) The Tranche B Revolving Facility may be used by way of Euro Swingline Loans. The Euro Swingline Facility is not independent of the Tranche B Revolving Facility.

     (d) Notwithstanding any other term of this Agreement a Lender is only obliged to participate in:

          (i) a Tranche A Loan or a Dollar Swingline Loan to the extent that it would not result in its participation and that of a Lender which is its Affiliate in the Tranche A Loans exceeding its Overall Tranche A Commitment; and

          (ii) a Tranche B Loan or a Euro Swingline Loan to the extent that it would not result in its participation and that of a Lender which is its Affiliate in the Tranche B Loans exceeding its Overall Tranche B Commitment.

     (e) Where, but for the operation of paragraph (d) above, the relevant Base Currency Amount of a Lender's participation and that of a Lender which is its Affiliate in the Loans would have exceeded its Overall Tranche A Commitment or Overall Tranche B Commitment, the excess will be apportioned among the other Lenders participating in the relevant Loan pro rata according to their relevant Tranche A Commitments or Tranche B Commitments. This calculation will be applied as often as necessary until the Loan is apportioned among the relevant Lenders in a manner consistent with paragraph (d) above.

8.       SWINGLINE LOANS

8.1      Repayment

     (a) Each Borrower that has drawn a Swingline Loan shall repay that Swingline Loan on the last day of its Interest Period.

     (b) If a Swingline Loan is not repaid in full on its due date, the Agent shall (if requested to do so in writing by any affected Lender) set a date (the "Loss Sharing Date") on which payments shall be made between the Lenders to re-distribute the unpaid amount between them. The Agent shall give at least 3 Business Days notice to each affected Lender of the Loss Sharing Date and notify it of the amounts to be paid or received by it.

     (c) On the Loss Sharing Date each Lender must pay to the Agent its Proportion of the Unpaid Amount minus its (or its Affiliate's) Unpaid Swingline Participation (if any). If this produces a negative figure for a Lender no amount need be paid by that Lender.

     (d)  For the purposes of this Clause 8.1 (Repayment):

     "Proportion" of a Lender means

          (i) in respect of an Unpaid Amount under a Dollar Swingline Loan the proportion borne by:

               (A)  its  Tranche  A  Commitment  (or,  if the  Total  Tranche  A
                    Commitments are then zero, its Tranche A Commitment immediately prior to their reduction to zero) minus the amount of its participation (or that of a Lender which is its Affiliate) in any outstanding Tranche A Loans when converted into the relevant Base Currency at the Agent's Spot Rate of Exchange (but ignoring its (or its Affiliate's) participation in the unpaid Dollar Swingline Loan): to

               (B) the Total Tranche A Commitments (or, if the Total Tranche A Commitments are then zero, the Total Tranche A Commitments immediately prior to their reduction to zero) minus any outstanding Tranche A Loans (but ignoring the unpaid Dollar Swingline Loan); and

          (ii) in respect of an Unpaid Amount under a Euro Swingline Loan the proportion borne by:

               (A)  its  Tranche  B  Commitment  (or,  if the  Total  Tranche  B
                    Commitments are then zero, its Tranche B Commitment immediately prior to their reduction to zero) minus the amount of its participation in any outstanding Tranche B Loans when converted into the relevant Base Currency at the Agent's Spot Rate of Exchange (but ignoring its participation in the unpaid Euro Swingline Loan): to

               (B) the Total Tranche B Commitments (or, if the Total Tranche B Commitments are then zero, the Total Tranche B Commitments immediately prior to their reduction to zero) minus any outstanding Tranche B Loans (but ignoring the unpaid Euro Swingline Loan).

     "Unpaid Amount" means, in relation to a Swingline Loan, any principal not repaid and/or any interest accrued but unpaid on that Swingline Loan calculated from the Utilisation Date to the Loss Sharing Date.

     "Unpaid Swingline Participation" of a Lender means that part of the Unpaid Amount (if any) owed to that Lender (or its Affiliate) (before any re-distribution under this Clause 8.1 (Repayment)).

     "Shortfall" of a Swingline Lender is an amount equal to its Unpaid Swingline Participation minus its (or its Affiliate's) Proportion of the Unpaid Amount.

     (e) Out of the funds received by the Agent pursuant to sub-clause (c) the Agent shall pay to each Swingline Lender an amount equal to the Shortfall (if any) of that Swingline Lender.

     (f) If the amount actually received by the Agent from the Lenders is insufficient to pay the full amount of the Shortfall of all Swingline Lenders then the amount actually received will be distributed amongst the Swingline Lenders pro rata to the Shortfall of each Swingline Lender.

     (g)

          (i) On a payment under this Clause 8.1 (Repayment), the paying Lender will be subrogated to the rights of the Swingline Lenders which have shared in the payment received.

          (ii) If and to the extent a paying Lender is not able to rely on its rights under sub-paragraph (i) above, the relevant Borrower shall be liable to the paying Lender for a debt equal to the amount the paying Lender has paid under this Clause 8.1 (Repayment).

          (iii)Any payment under this Clause 8.1 (Repayment) does not reduce the obligations in aggregate of any Obligor.

8.2      Voluntary Prepayment of Swingline Loans

     (a) The Borrower to which a Swingline Loan has been made may prepay at any time the whole of that Swingline Loan.

     (b)  Unless a contrary  indication  appears in this Agreement,  any part of
          the  Swingline   Facility  which  is  prepaid  may  be  reborrowed  in
          accordance with the terms of this Agreement.

8.3      Interest

     (a) The rate of interest on each Dollar Swingline Loan for any day during its Interest Period is the higher of:

          (i) the prime commercial lending rate in US dollars announced by the US Swingline Agent at the Specified Time and in force on that day; and

          (ii) 0.50 per cent. per annum over the rate per annum determined by the US Swingline Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) for that day.

     (b) The rate of interest on each Euro Swingline Loan for any day during its Interest Period is the Euro Swingline Rate.

     (c) The Agent shall promptly notify the Swingline Lenders and the relevant Borrower of the determination of the rate of interest under paragraph
          (a) or (b) above.

(d) Each Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Interest Period.

8.4      Interest Period

     (a)  Each Swingline Loan has one Interest Period only.

     (b) The Interest Period for a Swingline Loan must be selected in the relevant Utilisation Request.

8.5      Swingline Agents

     (a) The Euro Swingline Agent and the Dollar Swingline Agent may each perform their duties in respect of the Euro Swingline Facility and the Dollar Swingline Facility, respectively, through an Affiliate acting as their agent.

     (b) Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents:

          (i) each Swingline Lender shall (in proportion to its share of the Total Dollar Swingline Commitments or, if the Total Dollar Swingline Commitments are then zero, to its share of the Total Dollar Swingline Commitments immediately prior to their reduction to zero) pay to or indemnify the US Swingline Agent, within three New York Business Days of demand, for or against any cost, loss or liability incurred by the US Swingline Agent (other than by reason of the US Swingline Agent's gross negligence or wilful misconduct) in acting as US Swingline Agent for the Dollar Swingline Facility under the Finance Documents (unless the US Swingline Agent has been reimbursed by an Obligor pursuant to a Finance Document); and

          (ii) each Swingline Lender shall (in proportion to its share of the Total Euro Swingline Commitments or, if the Total Euro Swingline Commitments are then zero, to its share of the Total Euro Swingline Commitments immediately prior to their reduction to zero) pay to or indemnify the Euro Swingline Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by the Euro Swingline Agent (other than by reason of the Euro Swingline Agent's gross negligence or wilful misconduct) in acting as Euro Swingline Agent for the Euro Swingline Facility under the Finance Documents (unless the Euro Swingline Agent has been reimbursed by an Obligor pursuant to a Finance Document).

8.6     Conditions of assignment or transfer

     Notwithstanding any other term of this Agreement, each Swingline Lender shall ensure that at all times its Overall Tranche A Commitment is not less than its Dollar Swingline Commitment (or if it does not have a Dollar Swingline Commitment, the Dollar Swingline Commitment of a Lender which is its Affiliate) and its Overall Tranche B Commitment is not less than its Euro Swingline Commitment (or if it does not have a Euro Swingline Commitment, the Euro Swingline Commitment of a Lender which is its Affiliate).

                                   SECTION 4.

                     REPAYMENT, PREPAYMENT AND CANCELLATION

9.       REPAYMENT

9.1      Repayment of Loans

     Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

10.      PREPAYMENT AND CANCELLATION

10.1     Illegality

     If, at any time, it is or will become unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

     (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

     (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

     (c) each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent.

10.2     Change of Control

     (a) Subject to paragraph (b) below, upon the occurrence of a Change of Control and at the request of the Majority Lenders, the Facilities will be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

     (b) For the purposes of paragraph (a), above, a Change of Control shall be deemed not to have occurred for the purposes of this Agreement if paragraph (a) or (b) in the definition of "Change of Control" applies and the person or persons referred to in such paragraph has or have a Public Debt Rating with a stable outlook which is equal to or better than that of the Parent immediately before what would, but for this paragraph (b), have been a Change of Control.

     For the purposes of this Clause 10.2 (Change of Control):

     "Change of Control" means:

     (a) any person or two or more persons acting in concert (other than any Founder) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the United States Securities and Exchange Commission under the United States Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Parent; or

     (b) any person or two or more persons acting in concert (other than any Founder) acquiring by contract or otherwise, or entering into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent.

10.3     Acquisition for Merger

     (a) Subject to paragraph (b) below, upon the acquisition by an Obligor of a person which is not an Obligor, where such acquisition is made in contemplation of a merger between such Obligor and such other person whether or not the surviving entity is such Obligor, and at the request of the Majority Lenders, the Facilities will be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

     (b) Paragraph (a) above shall only apply if, as a direct result of such acquisition, the Public Debt Rating of the Parent quoted by Moody's or S&P (including any change in terms of its outlook) is worse than its Public Debt Rating immediately prior to such acquisition.

10.4     Voluntary cancellation

     (a) The Company may, if it gives the Agent not less than 5 Business Days' prior notice, cancel the whole or any part (being a minimum amount of US$10,000,000 and an integral multiple of US$5,000,000 (or their equivalent in another currency or currencies)) of the Tranche A Available Facility.

     (b) The Company may, if it gives the Agent not less than 5 Business Days' prior notice, cancel the whole or any part (being a minimum amount of EUR10,000,000 and an integral multiple of EUR5,000,000 (or their equivalent in another currency or currencies)) of the Tranche B Available Facility.

     (c) Any cancellation under this Clause 10.4 shall reduce the Commitments of the Lenders rateably under the Facility.

10.5     Voluntary Prepayment

     (a) A Borrower may, if it gives the Agent not less than 5 Business Days' prior notice, prepay the whole or any part of a Tranche A Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of US$10,000,000 and an integral multiple of US$5,000,000 (or their equivalent in another currency or currencies)).

     (b) A Borrower may, if it gives the Agent not less than 5 Business Days' prior notice, prepay the whole or any part of a Tranche B Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of EUR10,000,000 and an integral multiple of EUR5,000,000 (or their equivalent in another currency or currencies)).

10.6     Right of repayment and cancellation in relation to a single Lender

     (a)  If:

          (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up); or

          (ii) any Lender  claims  indemnification  from an Obligor under Clause
               16.3 (Tax indemnity) or Clause 17.1 (Increased costs),

          the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

     (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

     (c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan together with all reasonable costs, fees and expenses owing to such Lender in accordance with the terms of this Agreement.

10.7     Restrictions

     (a) Any notice of cancellation or prepayment given by any Party under this Clause 10 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

     (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

     (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

     (d) No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

     (e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

     (f) If the Agent receives a notice under this Clause 10 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

11.      EXTENSION OF FACILITY

11.1     First Extension Request
     The Company shall be entitled to request an extension of the Termination Date (the "Original Termination Date"), for an additional period of 365 days (the day to which the Facility is first so extended being referred to in this Clause 11 as the "First Extended Termination Date"), by giving notice to the Agent (the "First Extension Request") not more than 60 nor less than 45 days before the first anniversary of the date hereof (the "First Anniversary Date").

11.2     Second Extension Request
     The Company shall be entitled to submit a further request for an extension of the Facility, either:

     (a) if one or more Lenders have agreed to an extension of the Original Termination Date pursuant to a First Extension Request, for an additional period of 365 days; or

     (b) if no Lenders have agreed to an extension of the Original Termination Date at the end of First Anniversary Date or if the Company has not requested an extension of the Original Termination Date at the end of the First Anniversary Date, for an additional period of 730 days, by giving notice to the Agent (the "Second Extension Request" and together with a First Extension Request, an "Extension Request") not more than 60 nor less than 45 days before the second anniversary of the date hereof (the "Second Anniversary Date").

11.3     Notification of Extension Request
     The Agent shall forward a copy of any Extension Request to the Lenders as soon as practicable after receipt of it.

11.4     Lenders' Response to Extension Request
     If a Lender, in its individual and sole discretion, agrees to an extension requested by the Company, it shall give notice to the Agent (a "Notice of Extension") no later than 20 days prior to the First Anniversary Date or the Second Anniversary Date, as the case may be. If a Lender does not give such Notice of Extension by such date, then that Lender shall be deemed to have refused that extension provided that a Lender may agree to a Second Extension Request notwithstanding that it shall have refused a First Extension Request (in which case it shall be deemed to have agreed to such First Extension Request).

11.5     Extension Date
        If:

11.5.1 one or more Lenders agree to a First Extension Request, the Original Termination Date shall be extended for such Lenders to the day which is 365 days from (and including) the Original Termination Date;

11.5.2 one or more Lenders have agreed to a First Extension Request and one or more Lenders agree to a Second Extension Request, the First Extended Termination Date shall be extended for such Lenders to the day which is 365 days from (and including) the First Extended Termination Date; and

11.5.3 no Lenders agreed to an extension of the Original Termination Date at the end of First Anniversary Date and one or more Lenders agree to a Second Extension Request, the Original Termination Date shall be extended for such Lenders to the day which is 730 days from (and including) the Original Termination Date.

11.6     Cancellation and Repayment
     On the Original Termination Date and on the First Extended Termination Date the Commitments and the share of any outstanding Loans of the Lenders which have not agreed to the extension on such date shall be reduced to zero and all amounts owing to them will be repaid at the relevant Termination Date (and those Lenders shall cease from that date to be Lenders under this Agreement) and the amount of the Facility shall be reduced accordingly.

11.7     Lender's Discretion
     Nothing shall oblige a Lender to agree to an Extension Request.

11.8     Notification of Extension
     The  Agent  shall  promptly  inform  the  Company  and the  Lenders  of any
     extension  of  the  Original   Termination   Date  or  the  First  Extended
     Termination Date.

                                   SECTION 5.

                             COSTS OF UTILISATION

12.      INTEREST

12.1     Calculation of interest

     The rate of interest on each Revolving Facility Loan from day to day during each Interest Period relating thereto is the percentage rate per annum which is the aggregate of:

     (a)  the Applicable Margin at such time;

     (b) LIBOR or, in relation to any Revolving Facility Loan in euro, EURIBOR; and

     (c)  Mandatory Cost, if any.

12.2     Notification of change in Public Debt Rating

     The Parent shall, promptly upon any public announcement of a change in any Public Debt Rating being made, notify the Agent of such change.

12.3     Payment of interest

     On the last day of each Interest Period the Borrower to which a Loan has been made shall pay accrued interest on that Loan to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

12.4     Default interest

     (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause
          12.4 shall be immediately payable by the Obligor on demand by the Agent.

     (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.5     Notification of rates of interest

     The Agent shall promptly notify the Lenders and the relevant Borrower (and the Company) of the determination of a rate of interest under this Agreement.

13.      INTEREST PERIODS

13.1     Selection of Interest Periods

     (a) A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

     (b) Subject to this Clause 13, the Borrower may select an Interest Period of one, two, three or six Months or any other period agreed between the relevant Borrower and the Agent (acting on the instructions of all the Lenders).

     (c) An Interest Period for a Loan shall not extend beyond the Termination Date.

     (d)  Each Interest Period for a Loan shall start on the Utilisation Date.

     (e)  A Loan has one Interest Period only.

13.2     Non-Business Days

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.      CHANGES TO THE CALCULATION OF INTEREST

14.1     Absence of quotations

     Subject to Clause 14.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 12:00 noon on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2     Market disruption

     (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

          (i)  the Applicable Margin;

          (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

          (iii)the  Mandatory   Cost,  if  any,   applicable  to  that  Lender's
               participation in the Loan.

     (b)  In this Agreement "Market Disruption Event" means:

          (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

          (ii) before close of business on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

14.3     Alternative basis of interest or funding

     (a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

     (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

14.4     Break Costs

     (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

     (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

15.      FEES

15.1     Commitment fee

     (a) The Parent (in its capacity as a Tranche A Borrower) and the Company (in its capacity as a Tranche B Borrower) shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at a percentage rate per annum equal to thirty per cent of the Applicable Margin applicable at the relevant time on that Lender's Available Commitment under the Tranche A Revolving Facility and the Tranche B Revolving Facility for the Availability Period.

     (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the Termination Date and on any cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

15.2     Arrangement fee

     The Parent or the Company shall pay to the Mandated Lead Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

15.3     Agency fee

     The Parent or the Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

15.4     Utilisation fee

     (a) The Parent (in its capacity as a Tranche A Borrower) or the Company (in its capacity as a Tranche B Borrower) shall pay to the Agent (for the account of each Lender) for each date on which the aggregate of:
          (a) the Base Currency Amounts of all Tranche B Loans at such time; and
          (b) the Euro Amounts of all Tranche A Loans at such time exceeds 50% of the aggregate of: (i) the Total Tranche B Commitments; and (ii) the Euro Amount of the Total Tranche A Commitments on that date a fee on the aggregate amount by which the outstanding Loans on that date exceed 50% of the Total Commitments on that date at a rate per annum equal to 0.025%, payable on the last day of each successive period of three Months which ends during the Availability Period and on the Termination Date (each of such dates being a "Payment Date").

     (b) For the purposes of paragraph (a) above, the Euro Amount of a Tranche A Loan or the Total Tranche A Commitments means the amount of such Tranche A Loan or Total Tranche A Commitments converted into euro at the Agent's Spot Rate of Exchange on the relevant Payment Date.

15.5     Participation fee

     The Parent (in its capacity as a Tranche A Borrower) or the Company (in its capacity as a Tranche B Borrower) shall pay to the Agent (for the account of each Original Lender) a participation fee in the amount and at the times agreed in a Fee Letter.

                                   SECTION 6.

                         ADDITIONAL PAYMENT OBLIGATIONS

16.      TAX GROSS UP AND INDEMNITIES

16.1     Definitions

(a) In this Clause 16:

     "Protected Party" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

     "Qualifying Jurisdiction" means the Netherlands, Ireland, the United States of America, Luxembourg, Spain and England.

     "Qualifying Lender" means, in respect of any Obligor incorporated, established resident or otherwise deemed to be resident for tax purposes in a Qualifying Jurisdiction, a Lender that is permitted (in accordance with the applicable tax legislation in the Obligor's tax jurisdiction and/or any applicable double taxation convention providing for the exemption from taxation on interest) to receive all payments made under or in connection with the Finance Documents without withholding or deduction for or on account of Tax.

     "Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.

     "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     "Tax Payment" means an increased payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

     (b) In this Clause 16 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

16.2     Tax gross-up

     (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

     (b) The Company or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify each Obligor.

     (c) If a Tax Deduction is required by law to be made by an Obligor in relation to any payment to be made to a Finance Party under any Finance Document the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leavesan amount equal to the payment which would have been due if no Tax Deduction had been required.

     (d)  An Obligor is not required to make payment to a Lender under paragraph
          (c) above if the Obligor making the payment would not have been required to make the Tax Deduction if the Lender had complied with its obligations under Clause 23.3.2 (US Tax forms).

     (e) Except as provided below, an Obligor incorporated, established, resident or otherwise deemed to be resident for tax purposes in a Qualifying Jurisdiction is not required to make an increased payment under paragraph (c) above for a Tax Deduction to a Lender that is not, or has ceased to be, a Qualifying Lender in respect of that Obligor in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender in respect of that Obligor.

     (f) Paragraph (e) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

     (g) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed if that Lender is relying (or intending to rely) upon the provisions of a relevant double taxation convention or any applicable tax legislation in the Obligor's tax jurisdiction in order to receive payments under the Finance Documents without a withholding for or on account of Taxes and has not complied with its obligations under paragraph (j) below.

     (h) If an Obligor is required to make a Tax Deduction, such Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

     (i) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

     (j) A Lender must co-operate with each Obligor by completing, as soon as reasonably practicable after the date on which it becomes a Party to this Agreement, any procedural formalities necessary for that Obligor to be authorised or to obtain authorisation to make that payment without a Tax Deduction including, without limitation and where applicable:

          (i) the delivery (through the Agent) by the relevant Lender to the relevant Obligor of a certificate of tax residence duly issued by its competent tax authorities evidencing such tax residence in so far as it is a requirement of the law or regulation of the jurisdiction in which that Obligor is resident for tax purposes; and/or

          (ii) the filing by the relevant Lender of any form, claim or certificate required pursuant to the provisions of an applicable double taxation convention providing for the exemption from taxation on interest, and, in each case, the obligation to provide any certificate or form or lodge any claim shall include any subsequent or renewal certificates, forms or claims as may be required pursuant to the provisions of domestic law in a Qualifying Jurisdiction or pursuant to the provisions of an applicable double taxation convention.

16.3     Tax indemnity

          (a) The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

          (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

               (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

               (ii) under  the law of the  jurisdiction  in which  that  Finance
                    Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

     if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

     (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

     (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent.

16.4     Tax Credit

     If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

     (a)  a Tax Credit is attributable to that Tax Payment; and

     (b)  that  Finance  Party has  obtained,  utilised  and  retained  that Tax
          Credit,
     the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

16.5     Stamp taxes

     The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except where such duty or Tax arises as a result of a Finance Party proceeding with a registration of a Finance Document (i) which is or was not compulsory under applicable law and (ii) which such Finance Party has not been advised or recommended to carry out by legal counsel.

16.6     Value added tax

     (a) All consideration payable under a Finance Document by any Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable by the Finance Party, the Obligor making the payment shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and the Finance Party shall promptly provide an appropriate VAT invoice to such Party).

     (b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, such Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

17.      INCREASED COSTS

17.1     Increased costs

     (a) Subject to Clause 17.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

     (b)  In this Agreement "Increased Costs" means:

          (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

          (ii) an additional or increased cost; or

          (iii)a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

17.2     Increased cost claims

          (a) A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

          (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

17.3     Exceptions

          (a) Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

               (i) attributable to a Tax Deduction required by law to be made by an Obligor;

               (ii) compensated  for by Clause  16.3 (Tax  indemnity)  (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied);

               (iii) compensated for by the payment of the Mandatory Cost; or

               (iv) attributable  to the wilful  breach by the relevant  Finance
                    Party or its Affiliates of any law or regulation.

     (b) In this Clause 17.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 16.1 (Definitions).

18.      OTHER INDEMNITIES

18.1     Currency indemnity

     (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

          (i)  making or filing a claim or proof against that Obligor;

          (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

     that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

          (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2     Other indemnities

     The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

          (a)  the occurrence of any Event of Default;

          (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Lenders);

          (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

          (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Company.

18.3     Indemnity to the Agent

     The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

          (a) investigating any event which it reasonably believes is a Default; or

          (b) entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

          (c) acting or relying on any notice, request or instruction delivered in connection with a Finance Document which it reasonably believes to be genuine, correct and appropriately authorised.

19.      MITIGATION BY THE LENDERS

19.1     Mitigation

          (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 10.1 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased costs) including (but not limited to) the completion of any form or application required to claim exemption from withholding taxes in any relevant jurisdiction (to the extent that such Finance Party may lawfully complete such form or application without causing material prejudice to its own interests (as determined by such Finance Party in its absolute discretion) or revealing any information which such Finance Party considers to be confidential) or transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

          (b) Paragraph (a) above does not in any way limit the obligations of any of the Obligors under the Finance Documents.

19.2     Limitation of liability

          (a) The Parent shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

          (b)  A Finance  Party is not  obliged to take any steps  under  Clause
               19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.      COSTS AND EXPENSES

20.1     Transaction expenses

     The Parent shall promptly on demand pay the Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

          (a) this Agreement and any other documents referred to in this Agreement; and

          (b) any other Finance Documents executed after the date of this Agreement.

20.2     Amendment costs

     If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 31.9 (Change of currency), the Parent shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3     Enforcement costs

     The Parent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                   SECTION 7.

                                    GUARANTEE

21.      GUARANTEE AND INDEMNITY

21.1     Guarantee and indemnity

     The Guarantor irrevocably and unconditionally:

     (a) guarantees to each Finance Party punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

     (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

21.2     Continuing guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by an Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3     Reinstatement

     If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

     (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

21.4     Waiver of defences

     The obligations of the Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

     (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

     (b) the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

     (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

     (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

     (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

     (g)  any insolvency or similar proceedings.

21.5     Immediate recourse

     The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.6     Appropriations

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

     (b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 21.

21.7     Deferral of Guarantor's rights

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

     (a)  to be indemnified by an Obligor;

     (b) to claim any contribution from any other guarantor of an Obligor's obligations under the Finance Documents; and/or

     (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

21.8     Additional security

     This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

                                   SECTION 8.

                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

22.      REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants in respect of itself and the Parent represents and warrants in respect of itself and each other member of the Group as follows:

22.1     Status

     Each Obligor is a corporation duly organised or duly incorporated (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation as listed in Part A of Schedule 1 (The Original Parties) and in respect of the Company, that it is in compliance with, in particular, the amended Luxembourg laws dated 10 August 1915 on commercial companies and 31 May 1999 on the domicile of companies.

22.2     Power and Authority

     The execution, delivery and performance by each Obligor of the Finance Documents to which it is a party, and the consummation of the transactions contemplated thereby, are within such Obligor's corporate powers, have been duly authorised by all necessary corporate action, and do not conflict with:

     (a)  such Obligor's charter, by-laws or other constitutive documents; or

     (b) any law or any contractual restriction binding on or affecting such Obligor.

22.3     Validity and admissibility in evidence

     All Authorisations required (i) for the due execution, delivery and performance by each Obligor of the Finance Documents to which it is a party or (ii) (except for the requirement of registration of the Finance Documents and/or any other documents referred to therein in the case of their production in court proceedings before a Luxembourg court or their submittal (either directly or by way of reference) as a legal title before an official Luxembourg authority) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation have been obtained or effected and are in full force and effect.

22.4     Binding obligations

     Subject to the Legal Reservations:

     (a) each Finance Document once delivered will have been duly executed and delivered by the Obligor party thereto; and

     (b) each Finance Document once delivered will be the legal, valid and binding obligation of the Obligor party thereto enforceable against it in accordance with its terms.

22.5     Financial Statements

     The Consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 2004, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the financial year then ended, accompanied by an opinion of the Parent's auditors, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Parent and its Subsidiaries as at such date and the Consolidated results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied. Since December 31, 2004, there has been no Material Adverse Change.

22.6     No proceedings pending or threatened

     There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting any Borrower, the Parent or any of its Subsidiaries before any court, governmental agency or arbitrator that (a) could be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of the Finance Documents or the consummation of the transactions contemplated thereby.

22.7     Margin stock regulations

     No Obligor is engaged in the business of extending and no Obligor will extend credit for the purpose of purchasing or carrying margin stock (within the meaning of the United States Regulation U issued by the Board of Governors of the United States Federal Reserve System), and no proceeds of any Utilisation will be used directly or indirectly to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

22.8     Investment company

     No Obligor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment
     Company Act of 1940, as amended or otherwise subject to regulation thereunder.

22.9     Holding company

     (a) No Obligor is a "holding company" or subject to regulation under the United States Public Utility Holding Company Act of 1935, as amended.

     (b) No Obligor is a public utility or subject to regulation under the United States Federal Power Act of 1926, as amended.

22.10    No misleading information

     (c) Any factual information provided by any of the Obligors or any other member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and all material information in relation to the Information Memorandum has been disclosed to the Finance Parties.

     (d) The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions and nothing has occurred since the date of the Information Memorandum which is reasonably likely to cause any of those assumptions to be untrue.

     (e) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

     (f) All written information (other than the Information Memorandum) supplied by any of the Obligors or any of the Parent's Subsidiaries to any Finance Party is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

22.11    Dutch Banking Act

     Subject to the representation as set out in Clause 2.3 (Lenders' PMP representations) being true, each Dutch Obligor is in compliance with the Dutch Banking Act and any regulations issued pursuant thereto (including, but not limited to, the Policy Guidelines and Exemption Regulation).

22.12    Tax Status

     No notice under Section 36 of the Tax Collection Act (Invorderingswet 1990) or section 16d of the Social Insurance Coordination Act (Coordinatiewet Sociale Verzekeringen) has been given by any member of the Group incorporated in the Netherlands.

23.      GENERAL COVENANTS

     The general covenants in this Clause 23 shall remain in force from the date of this Agreement for so long as any amount shall remain unpaid under the Finance Documents or any Lender shall have any Commitment hereunder.

23.1    Authorisation
        Each Obligor shall promptly:

     (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

     (b)  supply certified copies to the Agent of,

     any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform all of its payment and other material obligations under any Finance Document to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

23.2     Compliance with laws

     Each Obligor shall comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

23.3     Taxes

23.3.1   Payment of Taxes, Etc.

     Each Obligor shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become overdue, (a) all Taxes, assessments and governmental charges or levies imposed upon it or upon its assets and (b) all lawful claims that, if unpaid, might by law become a Security upon its assets; provided, however, that no Obligor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Security resulting therefrom attaches to its assets and becomes enforceable against its other creditors.

23.3.2   US Tax forms

     In this Subclause:

     "US Obligor" means an Obligor that is a United States person or that is otherwise required to withhold on payments of interest made to nonresident aliens of the United States and foreign corporations under U.S. federal income tax law.

     "United States person" has the meaning given to it in Section 7701(a)(30) of the United States Internal Revenue Code of 1986.

     (a) Except as provided below, each Lender that is not a United States person must supply to the Agents and to each US Obligor the US Internal Revenue Service forms that are necessary to enable that US Obligor to make payments to that Lender under the Finance Documents without any deduction or withholding in respect of any Tax imposed by the United States of America.

     (b) A Lender must comply with its obligations under paragraph (a) above as soon as practicable after the date it becomes a Party or (if later) the date the US Obligor becomes a Party and thereafter, as soon as practicable upon receipt of written request to do so.

     (c) A Lender is not obliged to supply any form under paragraph (a) above if it is unable to do so by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or regulation or any published practice or concession of any relevant taxing authority.

     (d) A US Obligor is not obliged to pay any Tax Payment (as defined in Clause 16.1 (a) (Definitions) herein) to a Lender to the extent that such Tax Payment would not have been payable if that Lender had complied with its obligations under this Subclause.

23.4     Maintenance of insurance
     Each Obligor shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Obligors or such Subsidiary operates; provided, however, that each of the Obligors and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Obligors or such Subsidiary operates and to the extent consistent with prudent business practice.

23.5     Preservation of corporate existence, Etc.
     Each Obligor shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence (other than, in the case of any Subsidiary which is not an Obligor, as a result of a solvent winding-up on terms approved by the Majority Lenders), rights (charter and statutory) and franchises, provided, however, that each of the Obligors and its Subsidiaries may consummate any merger or consolidation permitted under Clause 23.9 (Mergers) and provided further that neither the Obligors nor any of their Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the relevant Obligor or its Subsidiaries, and that the loss thereof is not disadvantageous in any material respect to the relevant Obligor or its Subsidiaries or the Lenders.

23.6     Keeping of books
     Each Obligor shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Obligors and each such Subsidiary in accordance with GAAP in effect from time to time.

23.7     Reporting requirements
     23.7.1 Quarterly Statements of the Parent

     The Parent shall furnish to the Agent (in sufficient copies for each of the Lenders), as soon as available and in any event within 45 days after the end of each of the first three quarters of each financial year of the Parent, (i) the Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such quarter and for the period commencing at the end of the previous financial year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Parent as having been prepared in accordance with GAAP and (ii) certificates of the chief financial officer of the Parent as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Clause 24 (Financial covenant), provided that in the event of any change in generally accepted accounting principles in the United States of America which is then applied in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Clause 24 (Financial covenant), a statement of reconciliation conforming such financial statements to GAAP

     (which means, for the avoidance of doubt, generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements referred to in Clause 22.5 (Financial Statements)).

     23.7.2 Annual Statements of the Parent

     The Parent shall furnish to the Agent (in sufficient copies for each of the Lenders), as soon as available and in any event within 90 days after the end of each financial year of the Parent, a copy of the annual audit report for such year for the Parent and its Subsidiaries, containing the Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such financial year and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such financial year, in each case accompanied by an opinion acceptable to the Majority Lenders by
     PricewaterhouseCoopers LLP or other independent public accountants of comparable size and of international reputation, provided that in the event of any change in generally accepted accounting principles in the United
     States of America which is then applied in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Clause 24 (Financial covenant), a statement of reconciliation conforming such financial statements to GAAP (which means, for the avoidance of doubt, generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements referred to in Clause 22.5 (Financial Statements)).

     23.7.3 Notification of Default

     The Obligors shall furnish to the Agent, as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of a director of the Company setting forth details of such Default and the action that the relevant Obligor has taken and proposes to take with respect thereto.

     23.7.4 Communications to securityholders

     The Obligors shall furnish to the Agent, promptly after the sending or filing thereof, copies of all material reports that the Parent sends to any of its securityholders, and copies of all material reports and material registration statements that the Parent or any of its Subsidiaries files with the United States Securities and Exchange Commission or any national securities exchange.

     23.7.5 Notification of proceedings

     The Obligors shall furnish to the Agent, promptly after the commencement thereof, notice of all material actions and proceedings before any court, governmental agency or arbitrator affecting any Obligor or any of its Subsidiaries of the type described in Clause 22.6 (No proceedings pending or threatened).

     23.7.6 Other information

        Each Obligor shall furnish to the Agent such other information regarding any of the Obligors or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request from that Obligor.

     23.7.7 Delivery

     Reports and financial statements required to be delivered by the Obligors pursuant to subclauses 23.7.1, 23.7.2 and 23.7.4 of this Clause 23.7 shall be deemed to have been delivered on the date on which the Parent posts such reports, or reports containing such financial statements, on its website on the Internet at www.iff.com provided that the Obligors notify the Agent that such reports have been posted and that such web site is accessible by the Agent and the Lenders; and provided further that paper copies of the reports and financial statements referred to in subclauses 23.7.1, 23.7.2 and 23.7.4 of this Clause 23.7 shall be delivered by the Obligors to the Agent or any Lender who requests it to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender; and provided further that in every instance the Obligors shall provide paper copies of the certificates or opinions required by subclauses
     23.7.1 and 23.7.2 of this Clause 23.7 to the Agent and each of the Lenders until such time as the Agent shall provide any of them written notice otherwise.

23.8     Negative Pledge
     No Obligor shall create or suffer to exist, any Security on or with respect to any of its assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

     (a)  Permitted Securities;

     (b) purchase money Securities upon or in any real property or equipment acquired or held by the Parent or any Subsidiary in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such real property or equipment, or Securities existing on such real property or equipment at the time of its acquisition (other than any such Securities created in contemplation of such acquisition that were not incurred to finance the acquisition of such real property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Security shall extend to or cover any assets of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any assets not theretofore subject to the Security being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Security referred to in this paragraph (b) shall not exceed US$60,000,000 (or its equivalent in another currency or currencies) at any time outstanding;

     (c) Securities on assets of a person existing at the time such person is merged into or consolidated with the Parent or any Subsidiary of the Parent or becomes a Subsidiary of the Parent; provided that such Securities were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the person so merged into or consolidated with the
          Parent  or  such   Subsidiary  or  acquired  by  the  Parent  or  such
          Subsidiary;

     (d) other Securities securing Debt in an aggregate principal amount not to exceed US$120,000,000 (or its equivalent in another currency or currencies) at any time outstanding; and

     (e) the replacement, extension or renewal of any Security permitted by paragraph (c) above provided that such replacement, extension or renewal shall not extend to or cover any assets not subject to the Security being replaced, extended or renewed and provided further that the grantor of the Security as obligor of the relevant Debt shall not change and the amount of the Debt secured thereby shall not increase as a result of such replacement, extension or renewal.

23.9     Mergers
     No Obligor shall merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Parent and its Subsidiaries, taken as a whole, to any person, or permit any of its Subsidiaries to do so, except that:

     (a) any Subsidiary of the Parent may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Parent;

     (b) any Subsidiary of the Parent may merge into or dispose of assets to the Parent;

     (c) the solvent liquidation or reorganisation of any member of the Group which is not an Obligor is permitted so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group;

     (d) (without prejudice to Clause 10.3 (Acquisition for Merger)), each of the Obligors may merge with any other person so long as the surviving corporation has the obligations expressed to be assumed by the relevant Obligor hereunder and legal opinions in form and content satisfactory to the Agent have been delivered to it; and

     (e) an Obligor may dispose of an asset to a person which is not a member of the Group on terms that such asset is to be reacquired by a member of the Group (a " Reacquisition Sale and Leaseback Transaction") provided that the principal obligations of such member of the Group, when aggregated with the principal obligations of all other members of the Group in respect of all other Reacquisition Sale and Leaseback Transactions entered into after the date hereof, do not exceed US$ 50,000,000 (or its equivalent in another currency or currencies), provided, in each case, that no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

23.10    Accounting changes
     No Obligor shall make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

23.11    Change in nature of business
     No Obligor shall make, or permit any of its Subsidiaries to make, any material change in the nature of the business of the Parent and its Subsidiaries, taken as a whole, as carried on at the date hereof.

23.12    Subsidiary Debt
     No Obligor shall permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

     (a)  Debt owed to the Parent or to a wholly-owned Subsidiary of the Parent;

     (b) Debt (not falling within paragraphs (a), (c), (e) and (f) of this Clause 23.12 but including Debt falling within paragraph (d) of this Clause 23.12) aggregating for all of the Parent's Subsidiaries not more than US$800,000,000 (or its equivalent in another currency or currencies) at any one time outstanding;

     (c) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (d)  Debt owed pursuant to the Finance Documents;

     (e) Debt which is effectively subordinated to the payment obligations of the Obligors to the Finance Parties hereunder to the satisfaction of the Agent; and

     (f) Debt arising as a result of a member of the Group entering into a Reacquisition Sale and Leaseback Transaction provided that the principal obligations of such member of the Group, when aggregated with the principal obligations of all other members of the Group in respect of all other Reacquisition Sale and Leaseback Transactions entered into after the date hereof, do not exceed US$ 50,000,000 (or its equivalent in another currency or currencies).

23.13    Pari passu
     Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

23.14    Subsidiary Guarantors
     (a) The Parent shall cause each of its Subsidiaries that is or thereafter becomes a guarantor under any bank credit facility entered into by a Borrower to guarantee the obligations of any Borrower under this Agreement by delivering to the Agent:

          (i) a subsidiary guarantee (the "Subsidiary Guarantee") in form and substance satisfactory to the Majority Lenders, duly executed by that Subsidiary (the "Subsidiary Guarantor");

          (ii) the documents described in Schedule 7 (Subsidiary Guarantee Documents); and

          (iii)opinions of reputable counsel in the jurisdiction of incorporation of the Subsidiary Guarantor reasonably satisfactory to the Majority Lenders and of special US counsel for the Parent or other counsel reasonably satisfactory to the Majority Lenders (which opinions shall be reasonably satisfactory to the Majority Lenders and may be subject to customary exceptions, qualifications and limitations under the circumstances none of which may relate to the absence of shareholder approval or be material to the practical realisation of the benefits and pari passu ranking with the right of pro rata recovery of a guarantee of unsecured and unsubordinated Debt) to the effect that such Subsidiary Guarantee has been duly authorised, executed and delivered by such Subsidiary Guarantor and is valid, binding and enforceable in accordance with its terms and the claims of the Lenders (having the benefits of such Subsidiary Guarantee) against such Subsidiary Guarantor will be enforced on a parity with the claims of other unsecured and unsubordinated creditors of such Subsidiary Guarantor in a bankruptcy, insolvency or other analogous proceeding arising in the jurisdiction of incorporation of such Subsidiary Guarantor.

     (b) The Parent need only perform its obligations under paragraph (a) above if it is not unlawful for the relevant Subsidiary to become a Subsidiary Guarantor or it would not result in personal or criminal liability for that Subsidiary's directors or other management. The Parent must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid such unlawfulness or personal or criminal liability. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its reasonable opinion, to do so would avoid the relevant unlawfulness or personal or criminal liability.

23.15    "Know your customer" checks
     23.15.1 If:

     (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

     (b) any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

     (c) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself, or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, or on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

23.15.2 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

23.15.3 The Company shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 27.2 (Additional Borrowers).

23.15.4 Following the giving of any notice pursuant to Clause 23.15.3 above, if the accession of such Additional Borrower obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent, such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

23.16    Patriot Act
        The Lenders hereby notify the Borrowers that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow the Lenders to identify the Borrowers in accordance with the terms of the Patriot Act.

23.17    Filing of 2002 and 2003 Annual Accounts of the Company
        The Company shall file its 2002 and 2003 annual accounts as soon as reasonably practicable and in any event within the following time limits after the date of this Agreement:

     (c) the 2002 annual accounts shall be filed with the Luxembourg commercial and companies register (which for the purpose of this Clause 23.17 shall be referred to as the "Register") within 3 months; and

     (d) the 2003 annual accounts shall be filed with the Register within 9 months.

     The rights of the Finance Parties in respect of any Event of Default (including any Event of Default referred to in Clause 25.5 (Insolvency)) arising as a consequence of any failure to comply with any legal requirements to approve or file any annual accounts with the Register shall remain unaffected and unwaived.

24.     FINANCIAL COVENANT

     So long as any amount shall remain unpaid under the Finance Documents or any Lender shall have any Commitment hereunder, the Parent shall maintain a ratio of Net Debt as at the end of any Relevant Period to consolidated EBITDA in respect of such Relevant Period of not more than 3.25:1.

25.      EVENTS OF DEFAULT

     Each of the events or circumstances set out in Clause 25 is an Event of Default.

25.1     Non-payment
     An Obligor shall fail to pay any amount of principal under a Finance Document when the same becomes due and payable unless such failure to pay is caused by technical or administrative error or a Disruption Event and payment is made within three Business Days of its due date; or an Obligor shall fail to pay any interest on any such amount of principal or make any other payment of fees or other amounts payable under a Finance Document within three Business Days after the same becomes due and payable.

25.2     Misrepresentation
     Any representation or warranty made or confirmed to be correct by an Obligor herein (or any of its officers) in connection with a Finance Document shall prove to have been incorrect or misleading in any material respect when made or confirmed provided that no Event of Default shall occur under this Clause by reason of any representation by the Borrower set out in Clause 22.11 (Dutch Banking Act) being untrue in any material respect as a result of a Lender's representation under Clause 2.3 (Lenders' PMP representations) as to its status as a PMP being untrue (but without prejudice to the rights of the Finance Parties under this Agreement other than under this Clause 25.2 (Misrepresentation) or under applicable law and without prejudice to any other Event of Default which may occur by reason of any representation set out in Clause 22.11 (Dutch Banking Act) being untrue in any material respect).

25.3     Other obligations

     (a) An Obligor shall fail to perform or observe any term, covenant or agreement contained in Clauses 23.5 (Preservation of corporate existence, Etc.), 23.8 (Negative Pledge), 23.9 (Mergers), 23.11 (Change in nature of business) or Clause 24 (Financial Covenant); or

     (b) an Obligor shall fail to perform or observe any other term, covenant or agreement contained in any of the Finance Documents on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender.

25.4     Cross default
     Any Obligor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least the higher of US$75,000,000 and EUR60,000,000 (or the equivalent to the higher of those amounts in another currency or currencies) in the aggregate (but excluding Debt outstanding hereunder) of such Obligor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

25.5     Insolvency
        Any Obligor or any of its Subsidiaries shall:

     (a) generally not pay its debts as such debts become due (which in the case of a Luxembourg entity, and without prejudice to the provisions set out in this paragraph, means that such Luxembourg entity is or is deemed to be in a state of cessation of payments (cessation de payments) and has lost its commercial creditworthiness (ebranlement de credit));

     (b)  admit in writing its inability to pay its debts generally;

     (c)  make a general assignment for the benefit of creditors; or

     (d) any proceeding shall be instituted by or against such Obligor or any of its Subsidiaries seeking:

          (i)  to adjudicate it a bankrupt or insolvent;

          (ii) liquidation, winding up, reorganisation, examinership, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganisation or examinership or relief of debtors (such as, in particular, under Luxembourg law, a "faillite", "gestion controlee", "concordat judiciaire" or a "liquidation judiciaire"); or

          (iii)attachment, sequestration, distress or execution or the entry of an order for relief or the appointment of a receiver, trustee, examiner, custodian or other similar official for it or for any part of its assets, and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian, examiner or other similar official for, it or for any part of its assets) shall occur; or any Obligor or other member of the Group shall take any corporate action to authorise any of the actions set forth above in this Clause 25.5.

     However, no Event of Default will occur under this Clause 25.5 if the events or circumstances referred to in paragraphs (a) to (d) above apply only to a member or members of the Group which is or are not (an) Obligor(s) unless:

     (1) the aggregate amount of the consolidated assets of each member of the Group which is the subject of any such event or circumstance, when aggregated with the consolidated assets of each other member of the Group which is the subject of any such event or circumstance, is equal to or greater than 7.5% of the consolidated assets of the Group; or

     (2) the aggregate amount of the consolidated net sales of each member of the Group which is the subject of any such event or circumstance, when aggregated with the consolidated net sales of each other member of the Group which is the subject of any such event or circumstance, is equal to or greater than 7.5% of the consolidated net sales of the Group.

     For the purposes of paragraphs (1) and (2) above, the consolidated assets and consolidated net sales of any member of the Group shall be determined by reference to the most recent financial year of the Group and the most recent set of annual audited accounts of the relevant member of the Group, if any (which, in the case of the consolidated assets and consolidated net sales of the Group, shall mean the financial statements referred to in Clause 22.5 (Financial Statements) or the most recent set of financial statements delivered pursuant to Clause 23.7 (Reporting requirements), whichever has been most recently delivered to the Agent hereunder) provided that in the absence of any such accounts in relation to any member of the Group other than the Parent the figures for consolidated assets and consolidated net sales of such member of the Group shall be determined by such member of the Group's auditors.

25.6     Creditors' Process
     Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group where the aggregate value of such asset or assets, when aggregated with the value of any other asset or assets of a member of the Group subject to any expropriation, attachment, sequestration, distress or execution, exceeds US$30,000,000 and is not discharged within 10 days.

25.7     Control of the Borrowers
     The Parent shall cease to own, directly or indirectly, the whole of the outstanding issued share capital of any of the Borrowers unless:

     (a)  there are no outstandings of such Borrower under any Finance Document;
          or

     (b) any outstandings of such Borrower under any Finance Document are repaid on the date such cessation takes place and the relevant Borrower resigns as a Borrower under this Facility Agreement.

25.8     ERISA liabilities
     The Parent or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of US$50,000,000 (or its equivalent in another currency or currencies) in the aggregate as a result of one or more of the following:

     (a)  the occurrence of any ERISA Event;

     (b) the partial or complete withdrawal of the Parent or any of its ERISA Affiliates from a Multiemployer Plan; or

     (c)  the reorganisation or termination of a Multiemployer Plan.

25.9     Unlawfulness
     At any time an Obligor no longer has the legal power to perform its obligations under the Finance Documents to which it is a party or to own its assets or to carry on its business or at any time it is or becomes unlawful for an Obligor or the Parent to perform or comply with any or all of its payment and other material obligations under any Finance Document to which it is a party or any of such obligations are not or cease to be legal, valid, binding and enforceable.

25.10    Repudiation
     An Obligor shall repudiate a Finance Document or shall evidence an intention to repudiate a Finance Document.

25.11    Tax status
     A notice under Section 36 of the Tax Collection Act (Invorderingswet 1990) or section 16d of the Social Insurance Coordination Act) (Coordinatiewet Sociale Verzekeringen) has been given by any member of the Group incorporated in the Netherlands.

25.12    Material adverse change
     Any event or circumstance shall occur which could reasonably be expected to have a material adverse effect on the ability of the Obligors to perform or comply with their payment obligations under the Finance Documents and their obligations under Clause 24 (Financial Covenant).

25.13    Acceleration
     On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Lenders, by notice to the
     Company:

     (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

     (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders,

     provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Parent or any other Obligor incorporated or organised under the laws of the United States of America or any State of the United States of America under the United States Bankruptcy Code shall occur, (A) the Total Commitments shall automatically be cancelled and (B) the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Obligors.

                                   SECTION 9.

                             changes to the parties

26.      CHANGES TO THE LENDERS

26.1     Assignments and transfers by the Lenders

     Subject to this Clause 26, a Lender (the "Existing Lender") may:

     (a)  assign any of its rights; or

     (b)  transfer by novation any of its rights and obligations,

     to another bank or financial institution (the "New Lender") provided that if any Lender assigns or transfers any of its Commitment it shall also transfer an equal proportion of the Loans and vice versa.

26.2     Conditions of assignment or transfer

     (a) Unless an Event of Default has occurred and is continuing, the consent of the Company is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender.

     (b) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent 10 Business Days after the Lender has requested it unless consent is expressly refused by the Company within that time.

     (c) The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

     (d) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

     (e)  A transfer  will only be effective if the  procedure set out in Clause
          26.5 (Procedure for transfer) is complied with.

     (f)  If:

          (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

          (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

     (g) If on the date the assignment or transfer becomes effective it is required such New Lender is a Professional Market Party, the New Lender must make the explicit declaration and representation set out in paragraph 4 of the Transfer Certificate.

26.3     Assignment or transfer fee

     The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR2,500.

26.4     Limitation of responsibility of Existing Lenders

     (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

          (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

          (ii) the financial condition of any of the Obligors;

          (iii)the performance and observance by any Obligor of its obligations under the Finance Documents to which it is a party or any other documents; or

          (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

     and any representations or warranties implied by law are excluded.

     (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

          (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

          (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

     (c)  Nothing in any Finance Document obliges an Existing Lender to:

          (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

          (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5     Procedure for transfer

          (a) Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall within five Business Days of receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

          (b)  On the Transfer Date:

               (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

               (ii) each  of the  Obligors  and  the  New  Lender  shall  assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

               (iii)the Agent,  the Mandated Lead Arrangers,  the New Lender and
                    other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

               (iv) the New Lender shall become a Party as a "Lender".

26.6     Copy of Transfer Certificate to Company

          The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

26.7     Disclosure of information

          Any Lender may disclose to any of its Affiliates and any other person:

     (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

     (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

     (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

          any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

27.      CHANGES TO THE OBLIGORS

27.1     Assignment and transfers by Obligors
          No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2     Additional Borrowers

 27.2.1   Subject to compliance  with the  provisions  of Clauses  23.15.3 and
          23.15.4 of Clause 23.15 ("Know your customer" checks), the Parent may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

          (a) in the case of a Subsidiary which is not incorporated or organised in an OECD Jurisdiction, all the Lenders approve the addition of that Subsidiary;

          (b) in the case of a Subsidiary which is incorporated or organised in an OECD Jurisdiction, the Majority Lenders approve the addition of that Subsidiary

          (c) the Parent delivers to the Agent a duly completed and executed Accession Letter;

          (d) the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

          (e) the Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

 27.2.2   The Agent  shall  notify the Parent and the  Lenders  promptly  upon
          being   satisfied   that  it  has  received  (in  form  and  substance
          satisfactory to it) all the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent).

27.3     Repetition of Representations
          Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties contained in Clause 22 (Representations and Warranties), other than those set out in the last sentence of Clause 22.5 (Financial Statements), paragraph (a) of Clause 22.6 (No proceedings pending or threatened) and paragraphs (a), (b) and (c) of Clause 22.10 (No misleading information), are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.4     Resignation of a Borrower

     (a) The Company may request that a Borrower (other than the Company or the Parent) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

     (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

          (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

          (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

               Whereupon that company shall cease to be a Borrower and shall have no further rights or obligation under the Finance Documents.

                                  SECTION 10.

                               THE FINANCE PARTIES

28.      ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGERS

28.1     Appointment of the Agent

          (a) Each of the Mandated Lead Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

          (b) Each of the Mandated Lead Arrangers and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2     Duties of the Agent

          (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

          (b) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

          (c) The Agent shall promptly notify the Lenders of any Default arising under Clause 25.1 (Non-payment).

          (d) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

28.3     Role of the Mandated Lead Arrangers

     Except as specifically provided in the Finance Documents, none of the Mandated Lead Arrangers has obligations of any kind to any other Party under or in connection with any Finance Document.

28.4     No fiduciary duties

          (a) Nothing in this Agreement constitutes the Agent or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

          (b) Neither the Agent nor the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.5     Business with the Group

     The Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.6     Rights and discretions of the Agent

          (a)  The Agent may rely on:

               (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

               (ii) any statement  made by a director,  authorised  signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

     (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

          (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment));

          (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

          (iii)any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

     (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

     (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

28.7     Majority Lenders' instructions

     (a) Unless a contrary indication appears in a Finance Document, the Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

     (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Mandated Lead Arrangers.

     (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

     (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

     (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

28.8     Responsibility for documentation

     Neither the Agent nor any of the Mandated Lead Arrangers:

     (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, a Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

     (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

28.9     Exclusion of liability

     (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

     (b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.6 (Third Party Rights) and the provisions of the Third Parties Act.

     (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

28.10    Lenders' indemnity to the Agent

     Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (and the Agent shall refund such payment if the Lenders can prove that such cost, loss or liability was incurred by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.11    Resignation of the Agent

     (a) The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

     (b) Alternatively the Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

     (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent.

     (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

     (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

     (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

     (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph
          (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

28.12    Confidentiality

     (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

     (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

     (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any of the Mandated Lead Arrangers is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

28.13    Relationship with the Lenders

     (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

     (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with
          Schedule 4 (Mandatory Cost formulae).

28.14    Credit appraisal by the Lenders

     Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and to each of the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

     (a) the financial condition, status and nature of each member of the Group;

     (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

     (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

     (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance
          Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

28.15    Agent's Management Time

     Any amount payable to the Agent under Clause 18.3 (Indemnity to the Agent), Clause 20 (Costs and expenses) and Clause 28.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 15 (Fees).

29.      CONDUCT OF BUSINESS BY THE FINANCE PARTIES

     No provision of this Agreement will:

     (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

     (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.      SHARING AMONG THE LENDERS

30.1     Payments to Lenders

     If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

     (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

     (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

     (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2     Redistribution of payments

     The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 31.5 (Partial payments).

30.3     Recovering Lender's rights

     (a) On a distribution by the Agent under Clause 30.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

     (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

30.4     Reversal of redistribution

     If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

     (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

     (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

30.5     Exceptions

     (a) This Clause 30 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

     (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

          (i) it notified the other Lenders of the legal or arbitration proceedings; and

          (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

                                  SECTION 11.

                                 ADMINISTRATION

31.      PAYMENT MECHANICS

31.1     Payments to the Agent

          (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or the relevant Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

          (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

31.2     Distributions by the Agent

     Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

31.3     Distributions to an Obligor

     The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4     Clawback

          (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

          (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5     Partial payments

     (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

               (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Mandated Lead Arrangers under the Finance Documents;

               (ii) secondly,  in or  towards  payment  pro rata of any  accrued interest or commission due but unpaid under this Agreement;

               (iii)thirdly,  in or towards  payment  pro rata of any  principal due but unpaid under this Agreement; and

               (iv) fourthly,  in or towards  payment  pro rata of any other sum due but unpaid under the Finance Documents.

     (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

     (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

31.6     No set-off by the Obligors

     All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7     Business Days

     (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8     Currency of account

     (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

     (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

     (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

     (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

     (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

31.9     Change of currency

     (f) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

          (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

          (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

     (g) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.      SET-OFF

     A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.      NOTICES

33.1     Communications in writing

     Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter, electronic mail or telex.

33.2     Addresses

     The address, fax number, electronic mail address and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

     (a) in the case of the Borrowers, the Parent and the Guarantor, that identified with their names below;

     (b) in the case of each Lender that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

     (c) in the case of the Agent, the Euro Swingline Agent and the US Swingline Agent, that identified with their names below,

     or any substitute address, fax number, electronic mail address, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3     Delivery

     (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

          (i)  if by way of fax, when received in legible form; or

          (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

          (iii)if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; or

          (iv) if by way of electronic mail when actually received in legible form,

     and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

     (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

     (c)  All notices from or to an Obligor shall be sent through the Agent.

     (d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each Obligor.

33.4 Notification of address, fax number, electronic mail address and telex number

     Promptly upon receipt of notification of an address, fax number, electronic mail address and telex number or change of address, fax number, electronic mail address or telex number pursuant to Clause 33.2 (Addresses) or changing its own address, fax number, electronic mail address or telex number, the Agent shall notify the other Parties.

33.5     English language

     (a) Any notice given under or in connection with any Finance Document must be in English.

     (b) All other documents provided under or in connection with any Finance Document must be:

          (i)  in English; or

          (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34. CALCULATIONS AND CERTIFICATES

34.1     Accounts

     In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2     Certificates and Determinations

     Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3     Day count convention

     Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

 35. PARTIAL INVALIDITY

     If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.      REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.      AMENDMENTS AND WAIVERS

37.1     Required consents

          (a) Subject to Clause 37.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

          (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

37.2     Exceptions

          (a) An amendment or waiver that has the effect of changing or which relates to:

               (i)  the   definition   of  "Majority   Lenders"  in  Clause  1.1
                    (Definitions);

               (ii) an  extension to the date of payment of any amount under the
                    Finance Documents;

               (iii)a reduction  in the  Applicable  Margin or the amount of any payment of principal, interest, fees or commission payable;

               (iv) an increase in or an extension of any Commitment (other than in accordance with Clause 11 (Extension of the Facility));

               (v) a change to or a release of any Obligor, other than as contemplated by Clause 27.4 (Resignation of a Borrower) or permitted with Majority Lender consent by paragraph (b) of Clause 27.2 (Additional Borrowers);

               (vi) any provision  which  expressly  requires the consent of all the Lenders;

               (vii)Clause  2.2  (Lenders'  rights and  obligations),  Clause 26
                    (Changes to the Lenders) or this Clause 37; or

               (viii) Clauses 30 (Sharing  among the Lenders) and 31.5  (Partial payments) or any provision requiring the pro rata nature of disbursements by or payments to the Lenders,

          shall not be made without the prior consent of all the Lenders.

          (b) An amendment or waiver which relates to the rights or obligations of the Agent or the Mandated Lead Arrangers may not be effected without the consent of the Agent or the Mandated Lead Arrangers.

38.      COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                  SECTION 12.

                          governing law and enforcement

39.      GOVERNING LAW

          This Agreement is governed by English law.

40.      ENFORCEMENT

40.1     Jurisdiction of English courts

     (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

     (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

     (c) This Clause 40.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2     Service of process

     Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

     (a) irrevocably appoints International Flavours & Fragrances IFF (Great Britain) Ltd. as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

     (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

40.3     Waiver of Immunity

     Each Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

  40.3.1 the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

  40.3.2 the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

41.      COMPLETE AGREEMENT

     The Finance Documents contain the complete agreement between the Parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              THE ORIGINAL PARTIES

                                     Part A
                             The Original Borrowers

Original Tranche A Borrower             Relevant Jurisdiction        Registration  Number     (or
                                                                     equivalent, if any)
International Flavors & Fragrances,     New York (US)                -
Inc.

Original Tranche B Borrowers                                         Registration  Number     (or
                                                                     equivalent, if any)

International Flavors & Fragrances      Luxembourg                   B 79234
(Luxembourg) S.a.r.l.

International Flavors & Fragrances      The Netherlands              32001848
I.F.F. (Nederland) B.V.

International Flavors & Fragrances      The Netherlands              32082880
(Nederland) Holding B.V.

Irish Flavours and Fragrances Ltd       Ireland                      60601

IFF Benicarlo SA                        Spain                        CS-889

International Flavours & Fragrances     England                      00214174
I.F.F. (Great Britain) Ltd.

Bush Boake Allen Holdings (UK) Ltd.     England                      1648477

                                     Part BI
                              The Original Lenders

Name of Original Lender                                  Tranche A Commitment         Tranche B Commitment
                                                                (US$) (EUR)
Citibank, N.A., New York Branch                               37,383,512                        -
Fortis Capital Corp                                           37,383,512                        -
Fortis Bank (Nederland) N.V.                                      -                        42,724,015
Bank of America, N.A.                                         28,602,151                        -
Bank of Tokyo-Mitsubishi Trust Company                        28,602,151                        -
BNP Paribas Amsterdam Branch                                  28,602,151                   32,688,172
ING Capital LLC                                               28,602,151                        -
JPMorgan Chase Bank, N.A.                                     28,602,151
Wachovia Bank, National Association                           28,602,151                   32,688,172
Banco Bilbao Vizcaya Argentaria S.A.                          20,071,685                   22,939,068
Cooperatieve Centrale Raiffeisen-Boerenleenbank BA            20,071,685                   22,939,068
Banca Nazionale del Lavoro S.p.A., New York Branch            11,189,964                        -
Banque LBLux S.A.                                             11,189,964                   12,788,530
Sanpaolo IMI Bank Ireland PLC                                 11,189,964                   12,788,530
Societe Generale, New York Branch                             11,189,964                        -
Standard Chartered Bank                                       11,189,964                   12,788,530
The Bank of New York, Grand Cayman Island                     7,526,880                     8,602,152
Banca Nazionale del Lavoro S.p.A., London Branch                  -                        12,788,530
Banc of America Securities Limited                                -                        32,688,172
Bank of Tokyo-Mitsubishi (Holland) NV                             -                        32,688,172
Citibank International plc, London                                -                        42,724,015
ING Bank N.V.                                                     -                        32,688,172
J.P. Morgan Europe Limited                                        -                        32,688,172
Societe Generale, Paris Branch                                    -                        12,788,530
                                                           US$ 350,000,000               EUR 400,000,000


                                    Part BII
                         The Original Swingline Lenders

Name of Original Swingline Lender                          Dollar Swingline         Euro Swingline Commitment
                                                              Commitment                      (EUR)
                                      (US$)
Citibank, N.A., New York Branch                               7,586,557                         -
Fortis Capital Corporation                                    7,586,557                         -
Bank of America, N.A.                                         5,804,481                         -
Bank of Tokyo-Mitsubishi Trust Company                        5,804,481                         -
BNP Paribas                                                   5,804,481                         -
JPMorgan Chase Bank, N.A.                                     5,804,481                         -
Wachovia Bank, National Association                           5,804,481                     5,804,481
Banc of America Securities Limited                                -                         5,804,481
Bank of Tokyo-Mitsubishi (Holland) NV                             -                         5,804,481
BNP Paribas Amsterdam Branch                                      -                         5,804,481
Citibank International plc, London                                -                         7,586,557
Fortis Bank (Nederland) N.V.                                      -                         7,586,557
ING Bank N.V.                                                 5,804,481                     5,804,481
J.P. Morgan Europe Limited                                        -                         5,804,481
TOTAL                                                       US$ 50,000,000               EUR 50,000,000

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                     Part A
                   Conditions Precedent to Initial Utilisation



     1.   Obligors and Parent

          (a) A copy of the up-to-date constitutional documents (including, in relation to IFF Benicarlo S.A., its up-to-date by-laws) of each Original Borrower.

          (b) In respect of each Dutch Obligor, a copy of the articles of association (statuten) and deed of incorporation (oprichtings akte) of each Dutch Obligor as well as an extract (uittreksel) from the relevant Chamber of Commerce (Kamer van Koophandel) of such Dutch Obligor(s).

          (c) A copy of the certificate of incorporation of the Parent certified a true copy by the Secretary of State of New York on or about the date hereof.

          (d)  A copy of the by-laws of the Parent.

          (e) A certificate of good standing in relation to the Parent issued by the Secretary of State of the State of New York on or about the date hereof.

          (f) A copy of a resolution signed by the authorised manager(s) of each Original Obligor (or a copy of the certificate of the minutes of a meeting of the board of managers of each Original Obligor incorporated in Spain) or a copy of the minutes of a meeting of the board of managers or board of directors (as the case may be) of each Original Obligor or a copy of a written resolution of the board of directors of each Original Obligor:

               (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

               (ii) authorising  a  specified  person or persons to execute  the
                    Finance Documents to which it is a party on its behalf;

               (iii)authorising  a specified  person or persons,  on its behalf, to sign and/or despatch all documents and notices (including, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

               (iv) confirming  that  the  entry  into  and  performance  of the transactions contemplated by the Finance Documents to which it is a party is in its best corporate interest.

          (g) A copy of the resolution of the shareholders of each Dutch Obligor approving the resolutions of the board of managing directors and the transactions contemplated thereby and appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest.

          (h) A solvency certificate signed by an authorised signatory of the Company.

          (i) A specimen of the signature of each person authorised by the resolutions referred to in paragraph (f) above.

          (j) A certificate of each Original Obligor which is a Tranche A Borrower (signed by an authorised signatory) confirming that borrowing the Total Tranche A Commitments would not cause any borrowing or similar limit binding on such Original Obligor to be exceeded.

          (k) A certificate of each Original Obligor which is a Tranche B Borrower (signed by an authorised signatory) confirming that borrowing the Total Tranche B Commitments would not cause any borrowing or similar limit binding on such Original Obligor to be exceeded.

          (l) A certificate of the Guarantor (signed by an authorised signatory) confirming that guaranteeing the Total Commitments would not cause any guarantee or similar limit binding on the Guarantor to be exceeded.

          (m) A certificate of an authorised signatory of each Original Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

          (n) Such other evidence as may be required to ensure that the Finance Parties are in compliance with the Wet Identificatie Financiele Dienstverlening.

          (o) A copy of the PE-1 form filed by IFF Benicarlo S.A. with the Bank of Spain providing a Financial Transaction Number ("Numero de Operacion Financiera" or "NOF") in relation to the Tranche B Revolving Facility.

     2.   Legal opinions

          (a) A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arrangers as to matters of English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

          (b) A legal opinion of Kremer Associes & Clifford Chance, legal advisers to the Mandated Lead Arrangers as to matters of Luxembourg law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

          (c) A legal opinion of Clifford Chance LLP, legal advisors to the Mandated Lead Arrangers as to matters of US law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

          (d) A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arrangers as to matters of Dutch law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

          (e) A legal opinion of McCann FitzGerald, legal advisers to the Mandated Lead Arrangers as to matters of Irish law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

          (f) A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arrangers as to matters of Spanish law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

     3.   Other documents and evidence

          (a) Evidence that any process agent referred to in Clause 40.2 (Service of process) has accepted its appointment as process agent for the Obligors.

          (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

          (c) The financial statements referred to in Clause 22.5 (Financial Statements).

          (d) Evidence that the fees, costs and expenses then due from the Parent and the Company pursuant to Clause 15 (Fees) and Clause 20 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

          (e) Evidence that, upon first Utilisation of the Facility, the facilities granted to the Parent pursuant to the Existing 2001 Facility will be prepaid and cancelled in full.

          (f) Evidence that, upon first Utilisation of the Facility, the facilities granted to the Company pursuant to the Existing 2002 Facility will be prepaid and cancelled in full.

                                     Part B
                  Conditions Precedent required to be delivered
                            by an Additional Borrower

1. An Accession Letter, duly executed by the Additional Borrower and the Parent.

2.   A copy of the constitutional documents of the Additional Borrower.

3. In respect of each Additional Borrower which is to become a Dutch Obligor, a copy of the articles of association (statuten) and deed of incorporation (oprichtings akte) of each Dutch Obligor as well as an extract (uittreksel) from the relevant Chamber of Commerce (Kamer van Koophandel) of such Additional Borrower.

4.   A copy  of a  resolution  of  the  board  of  directors  of the  Additional
     Borrower:

     (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

     (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

     (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

5. A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6. If applicable, a copy of the resolution of the board of supervisory directors of each Additional Borrower which is to become a Dutch Obligor incorporated in The Netherlands approving the resolutions of the board of managing directors and the transactions contemplated thereby and appointing an authorised person to represent the relevant Additional Borrower in case of a conflict of interest.

7. A copy of the resolution of the shareholders of each Additional Borrower which is to become a Dutch Obligor approving the resolutions of the board of managing directors and the transactions contemplated thereby and appointing an authorised person to represent the relevant Additional Borrower in case of a conflict of interest.

8. If applicable, a copy of (i) the request for advice from each works council with jurisdiction over the transactions contemplated by this Agreement and
     (ii) the positive advice from such works council which contains no condition, which if complied with, could result in a breach of the Finance Documents.

9. If the Additional Borrower is to become a Tranche A Borrower, a certificate of the Additional Borrower (signed by a director) confirming that borrowing the Total Tranche A Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

10. If the Additional Borrower is to become a Tranche B Borrower, a certificate of the Additional Borrower (signed by a director) confirming that borrowing the Total Tranche B Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

11. A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part B of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

12. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

13. A legal opinion of the legal advisers to the Mandated Lead Arrangers and the Agent in England.

14. If the Additional Borrower is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Borrower is incorporated.

15. If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that the agent for service of process specified in Clause 40.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Borrower.

16. In relation to any relevant Additional Borrower incorporated in Spain, and if applicable, a copy of the PE-1 form filed by such Additional Borrower with the Bank of Spain providing a Financial Transaction Number ("Numero de Operacion Financiera" or "NOF") in relation to the relevant Facility.

                                   SCHEDULE 3

                               UTILISATION REQUEST

                                     Part A
                     Revolving Facility Utilisation Request

From:    [Borrower]

To:      Citibank International plc

Dated:

Dear Sirs

 International Flavors & Fragrances Inc. and certain of its Subsidiaries -
                EUR 400,000,000 and US$ 350,000,000 dual tranche
             multicurrency revolving credit facility agreement dated
                   23 November 2005 (the "Facility Agreement")


1.   We wish to borrow a Revolving Facility Loan on the following terms:

     Proposed Utilisation Date:             [      ] (or,  if that is
                                                     not a  Business  Day,
                                                     the next Business Day)
     Facility:                              [      ]

     Currency of Revolving Facility Loan:   [      ]

     Amount:                                [      ] or, if less, the Available
                                                     Facility

     Interest Period:                       [      ]


2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3. The proceeds of this Revolving Facility Loan should be credited to [account].

4.   This Utilisation Request is irrevocable.

                                Yours faithfully



                      .......................................
                            authorised signatory for
                           [Name of relevant Borrower]

                                     Part B
                     Swingline Facility Utilisation Request



From:             [Borrower]

To:               [Agent]

Dated:

Dear Sirs

 International Flavors & Fragrances Inc. and certain of its Subsidiaries -
                EUR 400,000,000 and US$ 350,000,000 dual tranche
             multicurrency revolving credit facility agreement dated
                   23 November 2005 (the "Facility Agreement")


2.   We wish to borrow a Swingline Loan on the following terms:

       Proposed Utilisation Date:   [ ] (or,  if  that  is  not a  [New York/
                                    Brussels] Business   Day,   the  next
                                    [New  York/Brussels] Business Day)

       Facility to be utilised:     [Euro Swingline Facility/Dollar Swingline
                                    Facility]

       Amount and currency:         [ ] or,  if  less,  the  Available  Euro
                                    Swingline Facility/Dollar Swingline Facility

       Interest Period:             [  ]

3. We confirm that each condition specified in Clause 7.4 (Swingline Lenders' participation) is satisfied on the date of this Utilisation Request.

4.   The proceeds of this Swingline Loan should be credited to [account].

5.   This Utilisation Request is irrevocable.

                                Yours faithfully



                      ......................................
                             authorised signatory for
                           [name of relevant Borrower]

                                   SCHEDULE 4

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant
     Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's Participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

     (a)  in relation to a domestic sterling Loan:

                           AB + C(B-D)+E x 0.01   per cent. per annum
                           ---------------------
                                 100 - (A + C)

     (b)  in relation to a Loan in any currency other than domestic sterling:

                           E x 0.01   per cent. per annum.
                           --------
                              300
        Where:

          A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

          B is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 12.4 (Default interest)) payable for the relevant Interest Period on the Loan.

          C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

          D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

          E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by the Agent as being the average of the fee tariffs specified in the Fee Rules under the activity group A.1 Deposit acceptors, ignoring any minimum fee or zero rated fee required pursuant to the Fee Rules) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Lender.

5.   For the purposes of this Schedule:

     (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "Fees Rules" means the rules on supervision fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits; and

     (c) "Tariff Base" has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

     (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

     (b) any other information that the Agent may reasonably require for such purpose.

     Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATES

                                     Part I

To:      Citibank International plc as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

      International Flavors & Fragrances Inc. and certain of its Subsidiaries
               - EUR 400,000,000 and US$ 350,000,000 dual tranche
             multicurrency revolving credit facility agreement dated
                   23 November 2005 (the "Facility Agreement")


1.   We refer to Clause 26.5 (Procedure for transfer):

     (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 26.5 (Procedure for transfer).

     (b)  The proposed Transfer Date is [ ].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders).

3.   This Transfer Certificate is governed by English law.

4. The New Lender explicitly declares and represents that on the Transfer Date it is a Professional Market Party and that is aware that:

     (a) it therefore does not benefit from the (creditor) protection under the Dutch Banking Act; and

     (b) each Borrower incorporated in the Netherlands has relied upon this representation.

                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred

                            [insert relevant details]
 [Facility Office address, fax number and attention details for notices and account details for payments,]

        [Existing Lender]                                  [New Lender]

        By:                                                By
        This Transfer Certificate is accepted by the Agent and the Transfer Date
        is confirmed as [      ].

        [Agent]


        By



                                     Part II
                         LMA Transfer Certificate (Par)



BANK:                                                       Date:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the "Sale Agreement") evidenced by the Confirmation dated between the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:-

     (i) the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

          (ii) the terms and conditions annexed hereto; and

     (i)  the schedule annexed hereto,

all of which are incorporated herein by reference.

The Bank                                                   The Transferee
[             ]                                            [          ]
By:                                                        By:

                                  The Schedule

Credit Agreement Details:
Borrower:                                    International Flavors & Fragrances (Luxembourg) S.a.r.l..;

                                             International Flavors & Fragrances, Inc.;

                                             International Flavors & Fragrances I.F.F. (Nederland) B.V.;

                                             International Flavors & Fragrances (Nederland) Holding B.V.;

                                             Irish Flavours and Fragrances Ltd;

                                             IFF Benicarlo SA;

                                             International Flavours & Fragrances I.F.F. (Great Britain)
                                             Ltd.; and

                                             Bush Boake Allen Holdings (UK) Ltd.

                                             [Specify additional Borrowers]
Credit Agreement Dated                       23 November 2005
Guarantor:                                   International Flavors & Fragrances Inc.
Agent Bank:                                  Citibank International plc
Security:                                    [ ] No [ ]Yes (specify) ____________________

Total Facility Amount:                       EUR 400,000,000 and US$350,000,000
Governing Law:                               English
Additional Information:                      _________________________________________
Transfer Details:
Name of Tranche Facility:                    _________________           __________________
Nature (Revolving, Term, Acceptances
    Guarantee/Letter of Credit, Other):      _________________           _________________
Final Maturity:                              _________________           _________________
Participation Transferred
Commitment transferred1                      _________________           __________________
    Drawn Amount (details below):1           _________________           __________________
    Undrawn Amount:1                         _________________           __________________
Settlement Date:                             ________________
Details of outstanding Credits1
    Specify in respect of each Credit:       __________________
    Transferred Portion (amount):            __________________
    Tranche/Facility:                              ___________
                                             ------
    Nature:                                  [ ]Term  [ ]Revolver  [ ]Acceptance   [ ] Guarantee/Letter of Credit
                                             [ ]Other(specify)_________________

    [ ]Details of other Credits are set out on the attached sheet

Administration Details
Bank's Receiving Account:                    ________________________________
Transferee's Receiving Account:              ________________________________

1   As the date of the Transfer Certificate

Addresses
Bank                                         Transferee
[         ]                                  [        ]
Address:                                     Address:
Telephone:                                   Telephone:
Facsimile:                                   Facsimile:
Telex:                                       Telex:
Attn/Ref:                                    Attn/Ref:

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "Transfer Certificate") to which they are annexed.

1.   Interpretation

     In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.   Transfer

     The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "Purchased Assets") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.   Effectiveness of Transfer

     The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.   Transferee's Undertaking

     The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.   Payments

5.1  Place

     All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2  Funds

     Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.   The Agent

     The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.   Assignment of Rights

     The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.   Governing Law and Jurisdiction

     The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

     Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                   SCHEDULE 6

                                   TIMETABLES

Revolving Facility Loans                            Loans in Base          Loans in other currencies
                                                    Currency
Agent notifies the Borrower if a currency is                -                          U-4

approved as an Optional Currency in accordance
with Clause 4.3 (Conditions relating to
Optional Currencies)
Delivery of a duly completed Utilisation                   U-3                         U-3

Request (Clause 5.1 (Delivery of a Utilisation
Request))                                               11.00 am                    11.00 am

Agent determines (in relation to a                          -                          U-3

Utilisation) the Base Currency Amount of the
Loan, if required under Clause 5.4 (Lenders'                                          Noon

participation)
Agent notifies the Lenders of the Loan in                  U-3                         U-3

accordance with Clause 5.4 (Lenders'
participation)                                           3.00 pm                     3.00 pm

Agent receives a notification from a Lender                                            U-2
under Clause 6.2 (Unavailability of a currency)
                                                                                     9.30 pm

Agent gives notice in accordance with                                                  U-2
Clause 6.2 (Unavailability of a currency)
                                                                                    10.30 am

LIBOR or EURIBOR is fixed                           Quotation Day as       Quotation Day as of 11:00
                                                    of 11:00 am            am London
                                                    Brussels time in       time in respect
                                                    respect of             of LIBOR
                                                    EURIBOR

Swingline Facility Loans                            Euro Swingline         US Dollar Swingline Loans
                                                    Loans

Delivery of a duly completed Utilisation                    U                           U

Request (Clause 7.2 (Delivery of a Utilisation
Request for Swingline Loans))                        10.00 am London         11.00 am New York time
                                                          time

Agent determines (in relation to a                   11.00 am London                    -
Utilisation) the Base Currency Amount of the              time

Swingline Loan, if required under Clause 7.4
(Swingline Lenders' participation)

Agent determines the Federal Funds Rate or the       11.00 am London          12 noon New York time
Euro Swingline Rate and notifies the Swingline            time

Lenders and the relevant Borrower under Clause
8.3 (Interest)


"U" = date of Utilisation

"U - X" = X Business Days prior to date of Utilisation

SCHEDULE 7

                         SUBSIDIARY GUARANTEE DOCUMENTS

     (a) A copy of the memorandum and articles of association or certificate of incorporation of the Subsidiary Guarantor.

     (b)  A copy of a resolution  of the board of  directors  of the  Subsidiary
          Guarantor:

          (i) approving the terms of, and the transactions contemplated by, the Subsidiary Guarantee and resolving that it execute the Subsidiary Guarantee;

          (ii) authorising a specified person or persons to execute and deliver the Subsidiary Guarantee; and

          (iii)authorising a specified person or persons on its behalf, to sign or dispatch all documents to be signed or dispatched by it under or in connection with this Agreement and the Subsidiary Guarantee.

     (c) A certificate of a director of the Subsidiary Guarantor certifying that execution and delivery of the Subsidiary Guarantee would not cause any borrowing limit binding on it to be exceeded.

     (d) A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

     (e) A certificate of an authorised signatory of the Subsidiary Guarantor certifying that each document specified in this Schedule 7 is correct, complete and in full force and effect.

     (f) Evidence that any process agent referred to in Clause 40.2 (Service of process) has accepted its appointment as process agent for the Subsidiary Guarantor.

                                   SCHEDULE 8

                            FORM OF ACCESSION LETTER

To:      [        ] as Agent

From:    [Subsidiary] and [Parent]

Dated:

Dear Sirs

      International Flavors & Fragrances Inc. and certain of its Subsidiaries -
                EUR 400,000,000 and US$ 350,000,000 dual tranche
             multicurrency revolving credit facility agreement dated
                   23 November 2005 (the "Facility Agreement")


     1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

     2. [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 27.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

     3.   [Subsidiary's] administrative details are as follows:

        Address:

        Fax No:

        Attention:

     4.   This Accession Letter is governed by English law.



        [Parent] [Subsidiary]

                                   SCHEDULE 9

                           FORM OF RESIGNATION LETTER

To:               [o] as Agent

From:             [resigning Obligor] and [Company]

Dated:

Dear Sirs

      International Flavors & Fragrances Inc. and certain of its Subsidiaries -
                EUR 400,000,000 and US$ 350,000,000 dual tranche
             multicurrency revolving credit facility agreement dated
                   23 November 2005 (the "Facility Agreement")


     1. We refer to the Facility Agreement. This is a Resignation Letter. Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

     2. Pursuant to Clause 27.4 (Resignation of a Borrower), we request that [resigning Obligor] be released from its obligations as a Borrower under the Facility Agreement.

     3. We confirm that no Default is continuing or would result from the acceptance of this request; and

     4.   This Resignation Letter is governed by English law.

        International Flavors & Fragrances                   [resigning Obligor]
        (Luxembourg) S.a.r.l.
        By:                                                            By:

                                   SIGNATURES

THE COMPANY

INTERNATIONAL FLAVORS & FRAGRANCES (LUXEMBOURG) S.A.R.L

By:               /s/Jan Ambergen

Title:            Treasury Manager Europe

Address: 6 Rue de Mamer
                  L-8081 Bertrange, Luxembourg
Fax:              + 35 2 26 11 41 41

Tel:              + 35 2 26 11 41 1

Attention:        Iain Campbell



THE ORIGINAL BORROWERS

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:             /s/Jeroen H.M. van Noorden

Title:          VP Legal Affairs Europe

Address: 521 West 57th St., New York, NY 10019

Fax:              + 1 212 708 7191

Tel:              + 1 212 765 5500

Attention:        Dennis Meany



INTERNATIONAL FLAVORS & FRAGRANCES (LUXEMBOURG) S.A.R.L

By:               /s/Jan Ambergen

Title:            Treasury Manager Europe

Address: 6 Rue de Mamer
                  L-8081 Bertrange, Luxembourg
Fax:              + 35 2 26 11 41 41

Tel:              + 35 2 26 11 41 1

Attention:        Iain Campbell

INTERNATIONAL FLAVORS & FRAGRANCES I.F.F. (Nederland) B.V.

By:               /s/Jan Ambergen

Title:            Treasury Manager Europe

Address: P.O. Box 309
                  1200 AH Hilversum
                  The Netherlands

Fax:              + 31 (0)35 6883 202

Tel:              + 31 (0)35 6883 911

Attention:        Jeroen van Noorden



INTERNATIONAL FLAVORS & FRAGRANCES (NEDERLAND) HOLDING B.V.

By:               /s/Jan Ambergen

Title:            Treasury Manager Europe

Address: P.O. Box 309
                  1200 AH Hilversum
                  The Netherlands

Fax:              + 31 (0)35 6883 202

Tel:              + 31 (0)35 6883 911

Attention:        Jeroen van Noorden



IRISH FLAVOURS AND FRAGRANCES LTD

By:               /s/Jan Ambergen

Title:            Treasury Manager Europe

Address: Industrial Estate, Drogheda, Co. Louth
Fax:              + 353 (0)41 983 5119

Tel:              + 353 (0)41 983 1031

Attention:        Martin Tolan

IFF BENICARLO SA

By:               /s/Jan Ambergen

Title:            Treasury Manager Europe

Address:          Avenida Felipe Klein, 2
                  Benicarlo - 12580 - Castellon

Fax:              +34 (0)964 473 411

Tel:              +34 (0)964 470 200

Attention:        Raul Mate



INTERNATIONAL FLAVOURS & FRAGRANCES I.F.F. (GREAT BRITAIN) LTD

By:               /s/Jan Ambergen

Title:            Treasury Manager Europe

Address: Duddery Hill, Haverhill, Suffolk, CB9 8LG
                  United Kingdom

Fax:              + 44 (0)1440 76 1599

Tel:              + 44 (0)1440 71 5000

Attention:        Philip Gardner



BUSH BOAKE ALLEN HOLDINGS (UK) LTD

By:               /s/Jan Ambergen

Title:            Treasury Manager Europe

Address: Duddery Hill, Haverhill, Suffolk, CB9 8LG
                  United Kingdom

Fax:              + 44 (0)1440 76 1599

Tel:              + 44 (0)1440 71 5000

Attention:        Philip Gardner

THE GUARANTOR

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:               /s/Jeroen H.M. van Noorden

Title:            VP Legal Affairs Europe

Address: 521 West 57th St., New York NY 10019

Fax:              + 1 212 708 7191

Tel:              + 1 212 765 5500

Attention:        Dennis Meany



THE PARENT

INTERNATIONAL FLAVORS & FRAGRANCES INC.

 By:               /s/Jeroen H.M. van Noorden

Title:            VP Legal Affairs Europe

Address: 521 West 57th St., New York NY 10019

Fax:              + 1 212 708 7191

Tel:              + 1 212 765 5500

Attention:        Dennis Meany

THE MANDATED LEAD ARRANGERS

CITIGROUP GLOBAL MARKETS LIMITED

By:      /s/Paul Gibbs

Title:   Vice President

FORTIS BANK S.A./N.V.

By:      /s/Patrick Delvaux

Title:   Director Global Chemicals & Pharma Group
bank of America, n.a.

By:      /s/Irene Bertozzi Bartenstein

Title:   Director

BANK OF TOKYO-MITSUBISHI

represented by



BANK OF TOKYO-MITSUBISHI trust company

By:               /s/Chimie T. Pempa

Title:            Assistant Vice President

Address:          1251 Avenue of the Americas

Fax:              +  (212) 782 6440

Tel:              +  (212) 782 4340


and



BANK OF TOKYO-MITSUBISHI (Holland) NV

By:               /s/ N. Kato

Title:            Managing Director & DGM

Address:

Fax:              + 31 (0) 20 679 1016

Tel:              + 31 (0)20 573 7907


and

BNP PARIBAS

By:               /s/Michel de Vibraye

Title:            Head of Territory, The Netherlands

ING BANK N.V.

By:               /s/Arnold M.W. Esser

Title:            Managing Director

J.P. MORGAN securities inc.

By:                 /s/Dale Akinla

Title:              Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:               /s/Denis Waltrich

Title:            Associate

For the purposes of the Dutch Banking Act, each Lender expressly confirms the representations given by it in Clause 2.3 (Lenders' PMP representations).

THE ORIGINAL LENDERS


Citibank, N.A., New York Branch

By:               /s/Stuart G. Miller

Title:            Managing Director



Fortis Capital Corporation

By:               /s/John W. Deegan

Title:            Senior Vice President



Bank of America, N.A.

By:               /s/Irene Bertozzi Bartenstein

Title:            Director



Bank of Tokyo-Mitsubishi Trust Company

By:               /s/Chimie T. Pempa

Title:            Assistant Vice President



BNP Paribas Amsterdam Branch

By:               /s/Michel de Vibraye

Title:            Head of Territory, The Netherlands



ING Capital LLC

By:               /s/Willem Pijpers

Title:            Managing Director

JPMorgan Chase Bank, N.A.

By:               /s/Susan H. Atha

Title:            Vice President



Wachovia Bank, National Association

By:               /s/Denis Waltrich

Title:            Associate



Banco Bilbao Vizcaya Argentaria S.A.

By:               /s/Javier Ruiz

Title:            Relationship manager



Cooperatieve Centrale Raiffeisen-Boerenleenbank BA

By:               /s/ C. Rodenbergh

Title:            Executive Vice President



Banca Nazionale del Lavoro S.p.A., New York Branch

By:               /s/Donna La Spina

Title:            Relationship Manager



Banque LBLux S.A.

By:               /s/Herbert Weynand

Title:            Managing Director



Sanpaolo IMI Bank Ireland PLC

By:               /s/Pier Carlo Arena

Title:            Managing Director

Societe Generale, New York Branch

By:               /s/Geoffroy Teyssonniere de Gramont

Title:            Vice President



Standard Chartered Bank

By:               /s/Richard L. van de Berghof

Title:            Senior Vice President



Standard Chartered Bank

By:               /s/Robert K. Reddington

Title:            AVR/Credit Documentation/Credit Risk Control



The Bank of New York, grand cayman island

By:               /s/Joanna S. Belloco

Title:            Vice President



Banca Nazionale del Lavoro S.p.A., London Branch

By:               /s/Martin Wiles

Title:            Senior Relationship Manager



Banc of America Securities Limited

By:               /s/David Chalk

Title:            Senior Vice President



Bank of Tokyo-Mitsubishi (Holland) NV

By:               /s/N. Kato

Title:            Managing Director & DGM

Citibank International plc, London

By:               /s/Paul Gibbs

Title:            Vice President



ING Bank N.V.

By:               /s/Arnold M.W. Esser

Title:            Managing Director



J.P. Morgan Europe Limited

By:               /s/Mark Herridge

Title:            Assistant Vice President



Societe Generale

By:               /s/William Birkbeck

Title:            Managing Director



THE ORIGINAL SWINGLINE LENDERS


Citibank, N.A., New York Branch

By:               /s/Stuart G. Miller

Title:            Managing Director



Fortis Capital Corporation

By:               /s/John W. Deegan

Title:            Senior Vice President



Bank of America, N.A.

By:               /s/Irene Bertozzi Bartenstein

Title:            Director

Bank of Tokyo-Mitsubishi Trust Company

By:               /s/Chimie T. Pemba

Title:            Assistant Vice President



BNP Paribas

By:               /s/Michel de Vibraye

Title:            Head of Territory, The Netherlands



Citibank International plc, London

By:               /s/Paul Gibbs

Title:            Vice President



Fortis Bank (Nederland) N.V.

By:               /s/H. Visser

Title:            Senior Manager



JPMorgan Chase Bank, N.A.

By:               /s/Susan H. Atha

Title:            Vice President



Wachovia Bank, National Association

By:               /s/Denis Waltrich

Title:            Associate



Banc of America Securities Limited

By:               /s/David Chalk

Title:            Senior Vice President

Bank of Tokyo-Mitsubishi (Holland) NV

By:               /s/N. Kato

Title:            Managing Director & DGM



BNP Paribas Amsterdam Branch

By:               /s/Michel de Vibraye

Title:            Head of Territory, The Netherlands



ING Bank N.V.

By:               /s/Arnold M.W. Esser

Title:            Managing Director



J.P. Morgan Europe Limited

By:               /s/Mark Herridge

Title:            Assistant Vice President

THE US SWINGLINE AGENT

CITIBANK N.A.

By:               /s/Stuart G. Miller

Title:            Managing Director

Address:          399 Park Avenue
                                    New York
                  New York 10043
                                       USA

Fax:              + 1 212 994 0961

Tel:              + 1 302 894 6029

Attention:        Janet Wallace-Himmler
                  Janet.wallacehimmler@citigroup.com

THE EURO SWINGLINE AGENT

CITIBANK INTERNATIONAL PLC

By:               /s/Paul Gibbs

Title:            Vice President

Address:          Canada Square
                  Canary Wharf
                                     London
                                     E14 5L

Fax:              + 44 208 636 3824

Tel:              + 44 207 500 4246

Attention:        John Nelson
                  John1.nelson@citigroup.com

THE AGENT

CITIBANK INTERNATIONAL PLC

By:               /s/Paul Gibbs

Title:            Vice President

Address:          Canada Square
                  Canary Wharf
                                     London
                                     E14 5L

Fax:              + 44 208 636 3824

Tel:              + 44 207 500 4246

Attention:        John Nelson
                  John1.nelson@citigroup.com